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EXHIBIT 4.9


                           RAYTHEON SALARIED SAVINGS
                          AND INVESTMENT PLAN (10011)

                          Effective December 18, 1997


                                   ARTICLE I
                           Establishment of the Plan

        1.1 Establishment of the Plan. The Raytheon Salaried Savings and Investment Plan (10011) (the "Plan"), which is effective December 18, 1997, provides Participants with a tax-effective means of allocating a portion of their salary to be invested in one or more investment opportunities specified in the Plan and set aside for the short-term and long-term needs of the Participants. The Plan also provides retirement benefits for Participants or their Beneficiaries in the event a Participant becomes disabled or dies before retirement. It is intended that the Plan will comply with all of the requirements for a qualified profit sharing plan under sections 401(a) and 401(k) of the Code and will be amended from time to time to maintain compliance with these requirements. The terms used in the Plan have the meanings specified in ARTICLE XIV unless the context indicates otherwise. The Plan is intended to constitute a plan described in section 404(c) of ERISA and Title 29 of the Code of Federal Regulations, 2550.404(c)-1. Participants in the Plan are responsible for selecting their own investment opportunities from the options available under the Plan and the Plan Fiduciaries are relieved of any liability for any losses which are a direct and necessary result of investment instructions given by a Participant or Beneficiary.

        1.2 Trust. The Trust shall be the sole source of benefits under the Plan and the Adopting Employers or any Affiliate shall not have any liability for the adequacy of the benefits provided under the Plan.

        1.3 Effective Date. The Plan shall be effective as of December 18, 1997, or such other dates as may be specifically provided herein or as otherwise required by law for the Plan to satisfy the requirements of section 401(a) of the Code.

        1.4 Adoption of Plan. With the prior approval of the Board of Directors or an officer of the Company authorized by the Board of Directors to give such approval, the Plan and Trust may be adopted by any corporation (hereinafter referred to as an Adopting Employer). Such adoption shall be made by the Adopting Employer filing with the Administrator and Trustee a certified copy of a board of directors (or equivalent) resolution adopting the Plan and Trust. The Administrator may require the Adopting Employer to take such further actions as it deems appropriate to the proper adoption and operation of the Plan and Trust. In the event of the adoption of the Plan and Trust by an Adopting Employer, the Plan and Trust shall be interpreted in a manner consistent with such adoption.
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                                       2

        1.5     Withdrawal of Adopting Employer.

                (a) An Adopting Employer's adoption of this Plan may be terminated, voluntarily or involuntarily, at any time, as provided in this section.

                (b) An Adopting Employer shall withdraw from the Plan and Trust if the Plan and Trust, with respect to that Adopting Employer, fail to qualify under sections 401(a) and 501(a) of the Code (or, in the opinion of the Administrator, they may fail to so qualify) and the continued sponsorship of that Adopting Employer may jeopardize the status with respect to the Company or the remaining Adopting Employers, of the Plan and Trust under sections 401(a) and 501(a) of the Code. The Adopting Emp shall receive at least thirty (30) days prior written notice of a withdrawal under this subsection, unless a shorter period is agreed to.

                (c) An Adopting Employer may voluntarily withdraw from the Plan and Trust for any reason. Such withdrawal requires at least thirty (30) days written notice to the Administrator and the Trustee, unless a shorter period is agreed to.

                (d) Upon withdrawal, the Trustee shall segregate the assets attributable to Employees of the withdrawn Adopting Employer, the amount thereof to be determined by the Administrator and the Trustee. The segregated assets shall be held, paid to another trust, distributed or otherwise disposed of as is appropriate under the circumstances; provided, however, that any transfer shall be for the exclusive benefit of Participants and their Beneficiaries. A withdrawal of an Adopting Employer from the Plan is not necessarily a termination under ARTICLE XII. If the withdrawal is a termination, then the provisions of ARTICLE XII shall also be applicable.

                                   ARTICLE II
                                  Eligibility

        2.1 Eligibility Requirements. Each Employee who is an Eligible Employee on the Effective Date shall begin participation in this Plan on the Effective Date. Each Eligible Employee who transfers to an Adopting Employer from General Motors Corporation or one of its affiliates after the Effective Date and before December 1, 1998, and who immediately prior to such transfer was a participant in the Hughes Salaried Employees' Thrift and Savings Plan, shall begin participation in this Plan on the date of such transfer. Each other Eligible Employee and any person who subsequently becomes an Eligible Employee may join the Plan as of the first Pay Period coincident with or next following completion of a Period of Service of three (3) consecutive months commencing on his or her Employment Commencement Date.
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                                       3

        2.2 Procedure for Joining the Plan. Each Eligible Employee who meets the requirements of section 2.1 may join the Plan by communicating with the Recordkeeper in accordance with instructions in an enrollment kit which will be made available to each Eligible Employee. An enrollment in the Plan shall not be deemed to have been completed until the Eligible Employee has designated: a percentage by which his or her Compensation shall be reduced as an Elective Deferral in accordance with the requirements of section 3.3, subject to the nondiscrimination test described in section 3.10; election of investment funds as described in ARTICLE IV; one or more Beneficiaries; and such other information as specified by the Recordkeeper. Enrollment will be effective as of the first administratively feasible Pay Period following completion of enrollment. The Administrator, in its discretion, may from time to time make exceptions and adjustments in the foregoing procedure on a uniform and nondiscriminatory basis.

        2.3 Transfer Between Adopting Employers to Position Covered by Plan. A Participant who is transferred to a position with another Adopting Employer in which the Participant remains an Eligible Employee will continue as an active Participant of the Plan.

        2.4 Transfer to Position Not Covered by Plan. If a Participant is transferred to a position with an Employer in which the Participant is no longer an Eligible Employee, the Participant will remain a Participant of the Plan wit respect to Elective Deferrals previously made but shall no longer be eligible to have Elective Deferrals made to the Plan on his or her behalf until he or she again becomes an Eligible Employee. In the event the Participant is subsequently transferred to a position in which he or she again becomes an Eligible Employee, the Participant may renew Elective Deferrals by communicating with the Recordkeeper and providing all of the information requested by the Recordkeeper. The renewal of Elective Deferrals will be effective as of the first administratively feasible Pay Period following receipt by the Recordkeeper of the requested information.

          2.5 Transfer to Position Covered by Plan. If an Employee who is not eligible to participate in the Plan by reason of his or her position with an Employer is transferred to a position that is eligible to participate in the Plan, all service performed as an Employee in such noneligible position shall be treated as a Period of Service for purposes of this ARTICLE.

          2.6 Treatment of Qualified Military Service. Notwithstanding any provision of this Plan to the contrary, contributions, benefits and service credit with respect to Qualified Military Service will be provided in accordance with section 414(u) of the Code.

                                  ARTICLE III
                                 Contributions

          3.1 Matching Contributions. (a) (1) Each Adopting Employer shall, in its discretion, make Matching Contributions with regard to Elective Deferrals and Employee After-Tax Contributions made by its Eligible Employees during a Plan Year. Each Adopting Employer shall, in its discretion, determine both the percentage rate of the Elective Deferrals and Employee After-Tax Contributions that will be matched and any limits on the maximum Matching Contributions that will be made for any Participant. Matching Contributions will be made in such form as is specified in subsection (b).
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                                       4

          (2) Unless otherwise specified by an Adopting Employer, each Adopting Employer shall make Matching Contributions equal in value to one hundred percent (100%) of the total Elective Deferrals and Employee After-Tax Contributions made during that Plan Year by each Participant who is an Eligible Employee of that Adopting Employer, but the total of such Matching Contributions for any Participant shall not exceed four percent (4%) of a Participant's Compensation from that Adopting Emp for that Plan Year.

          (3) An Adopting Employer shall not make any Matching Contributions under subsection (a) for any Participant employed in connection with contracts governed by the Service Contract Act of 1965.

                (b) The Matching Contribution under subsection (a) shall be made in either Common Stock or cash that is invested in Common Stock. The number of shares of Common Stock contributed by the Adopting Employer or acquired with Matching Contributions under subsection (a) shall be allocated to the Participant's Account by the Trustee and such allocation shall equal the number of shares of Common Stock which the Trustee could have purchased for the Participant at the Current Market Value. Such Matching Contribution shall remain invested in Common Stock until the end of two (2) full Plan Years following the Plan Year for which such contributions or deferrals are made.

          3.2 Qualified Nonelective Contributions. Each Plan Year the Adopting Employers may contribute to the Trust such amounts as determined by the Board of Directors in its sole discretion. Any amounts contributed under this subsection are to be designated by the Adopting Employers as Qualified Nonelective Contributions.

          3.3 Elective Deferrals. (a) A Participant may authorize the Adopting Employer to reduce his or her Compensation on a pre-tax basis and to correspondingly contribute to the Plan an amount equal to any whole percentage of Compensation that does not exceed twelve percent (12%) of his or her Compensation for that Plan Year.

          (b) A Participant shall not be permitted to defer his or her Compensation under subsection (a) during any calendar year in excess of nine thousand five hundred dollars ($9,500) (or such amount as may be permitted in accordance with regulations issued under section 415(d)(1) of the Code).

          3.4 Employee After-Tax Contributions. A Participant may authorize the Adopting Employer to reduce his or her Compensation on an after-tax basis and to correspondingly contribute to the Plan an amount equal to any whole percentage of Compensation that does not exceed twelve percent (12%) of his or her Compensation for that Plan Year.

          3.5 Change in Elective Deferrals. Except as provided in section 3.10, any Participant may change his or her Elective Deferral or Employee After-Tax Contribution percentage to increase or decrease said percentage by notifying the Recordkeeper, such change to take effect as of the next administratively feasible Pay Period.
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                                       5

          3.6 Forfeitures. (a) In the event that a Participant incurs a Severance from Service before attaining a Nonforfeitable right to his or her Matching Contributions, the Matching Contribution Account will be forfeited as of the first day of the month immediately following the earliest of: (i) the date on which the Participant incurs a Period of Severance of five (5) consecutive years; (ii) death; or (iii) the date on which the Participant's Elective Deferral Account is distributed in accordance with ARTICLE VI. Forfeitures of Matching Contributions will be used to reduce future contributions of the Adopting Employers to the Plan.

                (b) If, in connection with his or her Severance from Service, a Participant received a distribution of his or her Elective Deferral Account when he or she did not have a Nonforfeitable right to his or her Matching Contribution Account, the Matching Contributions that were forfeited, unadjusted by any subsequent gains or losses, shall be restored if he or she again becomes an Employee before incurring a Period of Severance of five (5) consecutive years, performs an Hour of Service, and r the full value of his or her prior distributions, unadjusted for subsequent gains and losses, before the first to occur of (i) the end of the five- (5) year period beginning with the date he or she again becomes an Employee or (ii) the date on which he or she incurs a Period of Severance of five (5) consecutive years.

        3.7  Rollover Contributions and Transfers.

          (a) Participants may transfer into the Plan qualifying rollover amounts (as defined in section 402 of the Code) received from other qualified plans (provided that no federal income tax has been required to have been paid previously on such amounts); or rollover contributions from an individual retirement account described in section 408(d)(3)(A)(ii) of the Code (referred to herein as a "conduit IRA"), subject to the following conditions:

          (1) the transferred funds are received by the Trustee no later than sixty (60) days from receipt by the Employee of a distribution from another qualified plan or, in the event that the funds are transferred from a conduit IRA, no later than sixty (60) days from the date that the Participant receives such funds from the individual retirement account;

          (2) the amount of such Rollover Contributions shall not exceed the limitations set forth in section 402 of the Code;

          (3) the Rollover Contributions shall be taken into account by the Administrator in determining the Participant's eligibility for a loan pursuant to ARTICLE VII;
          (4) the Rollover Contributions may be distributed at the request of the Participant, subject to the same administrative procedures as apply to other distributions;

          (5) the Rollover Contributions transferred pursuant to this section 3.7(a) shall be credited to the Participant's Rollover Contribution Account and will be invested upon receipt by the Trustee;
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                                       6

          (6) a Rollover Contribution will not be accepted unless (A) the Employee on whose behalf the Rollover Contribution will be made is either a Participant or an Eligible Employee who has notified the Administrator that he or she intends to become a Participant on the first date on which he or she is eligible therefor, and (B) all required information, including selection of specific investment accounts, is provided to the Recordkeeper - when a Rollover Contribution has been deposit any further change in investment allocation of future deferrals or transfer of account balances between investment funds will be effected through the procedures set forth in sections 4.2 and 4.3; and

          (7) under no circumstances shall the Administrator accept as a Rollover Contribution amounts which have previously been subject to federal income tax.

     (b)(1) The Plan shall accept a transfer of assets, including elective transfers in accordance with Treas. Regs. section 1.411(d)-4 Q&A-3(b), directly from another plan qualified under section 401(a) of the Code only if the Administrator, in its sole discretion, agrees to accept such a transfer. In determining whether to accept such a transfer, the Administrator shall consider the administrative inconvenience engendered by such a transfer and any risks to the continued qualification Plan under section 401(a) of the Code. Acceptance of any such transfer shall not preclude the Administrator from refusing any such subsequent transfers.

          (2) Any transfer of assets accepted under this subsection shall be separately accounted for at all times and shall remain subject to the provisions of the transferor plan (as it existed at the time of such transfer) to the extent required by section 411(d)(6) of the Code (including, but not limited to, any rights to qualified joint and survivor annuities and qualified preretirement survivor annuities) as if such provisions were part of the Plan. In all other respects, however, transferred assets will be subject to the provisions of the Plan. The Administrator may, but is not required to, describe in Exhibit B to this Plan the special provisions that must be preserved under section 411(d)(6) of the Code, if any, following the transfer of assets from another plan in accordance with this subsection.

          (3) Assets accepted under this section shall be fully vested and nonforfeitable.

          (4) Eligible Employees who were active participants in the Hughes Salaried Employees' Thrift and Savings Plan immediately prior to the Effective Date may elect to transfer their entire vested account balances in such plan, including after-tax contributions, to the Plan in accordance with this section 3.7(b).
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                                       7

          3.8 Refund of Contributions to the Adopting Employers. Notwithstanding the provisions of ARTICLE XII, if, or to the extent that, any Adopting Employers' deductions for contributions made to the Plan are disallowed, such Adopting Employer will have the right to obtain the return of any such contributions for a period of one (1) year from the date of disallowance. For this purpose, all contributions are made, other than Employee After-Tax Contributions, subject to the condition that they are deductible under the Code for the taxable year of the Adopting Employers for which the contributions are made. Furthermore, any contribution made on the basis of a mistake in fact may be returned to the Adopting Employers within one (1) year from the date such contribution was made.

        3.9 Payment. The Adopting Employers shall pay to the Trustee in U.S. currency, or by other property acceptable to the Trustee, all contributions for each Plan Year within the time prescribed by law, including extensions granted by the Internal Revenue Service, for filing the federal income tax return of the Company for its taxable year in which such Plan Year ends. Unless designated by the Adopting Employers as nondeductible, all contributions made, other than Employee After-Tax Contributions, shall be deemed to be conditioned on their current deductibility under section 404 of the Code.

        3.10  Limits for Highly Compensated.

          (a) Elective Deferrals, Employee After-Tax Contributions, Matching Contributions and Qualified Nonelective Contributions allocable to the Accounts of Highly Compensated Employees shall not in any Plan Year exceed the limits specified in this section. The Administrator may make the adjustments authorized in this section to ensure that the limits of subsection (b) (or any other applicable limits) are not exceeded, regardless of whether such adjustments affect some Participants more than others. This section shall be administered and interpreted in accordance with sections 401(k) and 401(m) of the Code

          (b)(1) The Actual Deferral Percentage of the Highly Compensated Employees shall not exceed, in any Plan Year, the greater of:

               (A) one hundred twenty-five percent (125%) of the Actual Deferral Percentage for all other Eligible Participants; or

               (B) the lesser of two hundred percent (200%) of the Actual Deferral Percentage for all other Eligible Participants or the Actual Deferral Percentage for the other Eligible Participants plus two (2) percentage points.

          (2) The Actual Contribution Percentage of the Highly Compensated Employees shall not exceed, in any Plan Year, the greater of:

               (A)one hundred twenty five percent (125%) of the Actual Contribution Percentage for all other Eligible Participants; or

               (B) the lesser of two hundred percent (200%) of the Actual Contribution Percentage for all other Eligible Participants or the Actual Contribution Percentage for the other Eligible Participants plus two (2) percentage points.
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                                       8

          (3) The sum of the Actual Deferral Percentage and the Actual Contribution Percentage for the Highly Compensated Employees shall not exceed, in any Plan Year, the sum of:

               (A) one hundred twenty-five percent (125%) of the greater of:

(i) the Actual Deferral Percentage of the other Eligible Participants; or

(ii) the Actual Contribution Percentage of the other Eligible Participants; and

               (B) two plus the lesser of:

(i) the amount in paragraph (3)(A)(i); or

(ii) the amount in paragraph (3)(A)(ii); provided that the amount in this paragraph (3)(B) shall not exceed two hundred percent (200%) of the lesser of the amount in paragraph (3)(A)(i) or the amount in paragraph (3)(A)(ii).

          (4) The limitations under section 3.10(b)(3) shall be modified to reflect any higher limitations provided by the Internal Revenue Service under regulations, notices or other official statements.

          (c) The following terms shall have the meanings specified:

(1) Actual Contribution Percentage. The average of the ratios for a designated group of Employees (calculated separately for each Eligible Participant in the group) of the sum of the Matching Contributions, Employee After-Tax Contributions, Qualified Nonelective Contributions (other than those treated as part of the Actual Deferral Percentage), and Elective Deferrals (other than those treated as part of the Actual Deferral Percentage) allocated for the applicable year on behalf of the Participant, divided by the Participant's Compensation for such applicable year. The "applicable year" for determining the Actual Contribution Percentage for the group of Highly Compensated Employees shall be the current Plan Year. For all other Eligible Participants, the "applicable year" for determining the Actual Contribution Percentage shall be the immediately preceding Plan Year, unless in accordance with the procedures prescribed by the Internal Revenue Service, the Administrator elects to use the current Plan Year.

(2) Actual Deferral Percentage. The average of the ratios for a designated group of Eligible Participants (calculated separately for each Eligible Participant in the group) of the sum of the Elective Deferrals and Qualified Nonelective Contributions (other than those treated as part of the Actual Contribution Percentage) allocated for the applicable year on behalf of a Participant, divided by the Participant's Compensation for such applicable year. The "applicable year" for determining the Actual Deferral Percentage for the group of Highly Compensated Employees shall be the current Plan Year. For all other Eligible Participants, the "applicable year" for determining the Actual Deferral Percentage shall be the immediately preceding Plan Year, unless in accordance with the procedures prescribed by the Internal Revenue Service, the Administrator elects to use the current Plan Year.

(3) Compensation. The Employee's wages that are required to be reported on IRS Form W-2, increased by any Elective Deferrals made by the Employer on behalf of the Employee under this Plan or any other plan of the Employer with a qualified cash or deferred arrangement under section 401(k) of the Code and any pre-tax elective contributions made by the Employer that are excludible from the Employee's income under section 125 of the Code.
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                                       9

(4) Eligible Participant. Any Employee of an Adopting Employer who is authorized under the terms of the Plan to make Elective Deferrals or have Qualified Nonelective Contributions allocated to his or her Account for the Plan Year.
(d) For purposes of determining whether a plan satisfies the Actual Contribution Percentage test of section 401(m), all employee and matching contributions that are made under two (2) or more plans that are aggregated for purposes of sections 401(a)(4) and 410(b) (other than section 410(b)(2)(A)(ii)) are to be treated as made under a single plan and that if two (2) or more plans are permissively aggregated for purposes of section 401(m), the aggregated plans must also satisfy sections 401(a)(4) and 410(b) as though they were a single plan.

(e) In calculating the Actual Contribution Percentage for purposes of section 401(m), the actual contribution ratio of a Highly Compensated Employee will be determined by treating all plans subject to section 401(m) under which the Highly Compensated Employee is eligible (other than those that may not be permissively aggregated) as a single plan.

(f) For purposes of determining whether a plan satisfies the Actual Deferral Percentage test of section 401(k), all elective contributions that are made under two (2) or more plans that are aggregated for purposes of section 401(a)(4) or 410(b) (other than section 410(b)(2)(A)(ii)) are to be treated as made under a single plan and that if two (2) or more plans are permissively aggregated for purposes of section 401(k), the aggregated plans must also satisfy sections 401(a)(4) and 410(b) as though they were a single plan.

(g) In calculating the Actual Deferral Percentage for purposes of section 401(k), the actual deferral ratio of a Highly Compensated Employee will be determined by treating all cash or deferred arrangements under which the Highly Compensated Employee is eligible (other than those that may not be permissively aggregated) as a single arrangement.

(h) An elective contribution will be taken into account under the Actual Deferral Percentage test of section 401(k)(3)(A) of the Code for a Plan Year only if it is allocated to the Employee as of a date within that Plan Year.
For this purpose, an elective contribution is considered allocated as of a date within a Plan Year if the allocation is not contingent on participation or performance of services after such date and the elective contribution is actually paid to the Trust no later than twelve (12) months after the Plan Year to which the contribution relates.

     3.11    Correction of Excess Contributions.

(a) Excess Contributions shall be corrected as provided in this section. The Administrator may also prevent anticipated Excess Contributions as provided in this section. The Administrator may use any method of correction or prevention provided in this section or any combination thereof, as it determines in its sole discretion. This section shall be administered and interpreted in accordance with sections 401(k) and 401(m) of the Code.

(b) The Administrator may refuse to accept any or all prospective Elective Deferrals to be contributed by a Participant.

(c) (1) An Adopting Employer may, in its sole discretion, elect to contribute, as provided in section 3.2, a Qualified Nonelective Contribution in an amount necessary to satisfy any or all of the requirements of section 3.10.
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                                       10

(2) Qualified Nonelective Contributions for a Plan Year shall only be allocated to the Accounts of Participants who are not Highly Compensated Employees. Qualified Nonelective Contributions shall be allocated first to the Participant with the lowest Compensation for that Plan Year and any remaining Qualified Nonelective Contributions thereafter shall be allocated to the Participant with the next lowest Compensation for that Plan Year. This allocation method shall continue in ascending order of Compensation until all such Qualified Nonelective Contributions are allocated. The allocation to any Participant shall not exceed the limits under section 415 of the Code. If two or more Participants have identical Compensation, the allocations to them shall be proportional.

(3) Qualified Nonelective Contributions for a Plan Year shall be contributed to the Trust within twelve (12) months after the close of such Plan Year.

(4) Qualified Nonelective Contributions shall only be allocated to Participants who receive Compensation during the Plan Year for which such contribution is made.

(d) The Administrator may, during a Plan Year, distribute to a Participant (or such Participant's Beneficiary if the Participant is deceased), any or all Excess Contributions or Excess Deferrals (whether Elective Deferrals or Qualified Nonelective Contributions) allocable to that Participant's Account for that Plan Year, notwithstanding any contrary provision of the Plan. Such distribution may include earnings or losses (if any) attributable to such amounts, as determined by the Administrator.

(e) (1) The Administrator may recharacterize any or all Excess Contributions for a Plan Year as Employee After-Tax Contributions in accordance with the provisions of this subsection. Any Excess Contributions that are so recharacterized shall be treated as if the Participant had elected to instead receive cash Compensation on the earliest date that any Elective Deferral made on behalf of the Participant during the Plan Year would have been received had the Participant originally elected to receive such amount in cash and then contributed such amount as an Employee After-Tax Contribution. To the extent required by the Internal Revenue Service, however, such recharacterized Excess Contributions shall continue to be treated as if such amounts were not recharacterized.

(2) The Administrator shall report any recharacterized Excess Contributions as Employee After-Tax Contributions to the Internal Revenue Service and to the affected Participants at such times and in accordance with such procedures as are required by the Internal Revenue Service. The Administrator shall take such other actions regarding the amounts so recharacterized as may be required by the Internal Revenue Service.

(3) Excess Contributions may not be recharacterized under this subsection more than two and one-half (21/2) months after the close of the Plan Year to which the recharacterization relates. Recharacterization is deemed to occur when the Participant is so notified (as required by the Internal Revenue Service).

(4) The amount of Excess Contributions to be distributed or recharacterized shall be reduced by Excess Deferrals previously distributed for the taxable year ending in the same Plan Year and Excess Deferrals to be distributed for a taxable year will be reduced by Excess Contributions previously distributed or recharacterized for the Plan beginning in such taxable year.
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                                       11

(f) (1) The Administrator may distribute any or all Excess Contributions for a Plan Year in accordance with the provisions of this subsection. Such distribution may only occur after the close of such Plan Year and within twelve
(12) months of the close of such Plan Year. In the event of the termination of the Plan, such distribution shall be made within twelve (12) months after such termination. Such distribution shall include the income allocable to the amounts so distributed, as determined under this subsection. The Administrator may make any special allocations of earnings or losses necessary to carry out the provisions of this subsection. A distribution of an Excess Contribution under this subsection may be made without regard to any notice or consent otherwise required pursuant to sections 411(a)(11) and 417 of the Code.

(2)(A) The income allocable to Excess Contributions distributed under this subsection shall equal the allocable gain or loss for the Plan Year. Income includes all earnings and appreciation, including such items as interest, dividends, rent, royalties, gains from the sale of property, appreciation in the value of stock, bonds, annuity and life insurance contracts, and other property, without regard to whether such appreciation has been realized.

(B) The allocable gain or loss for the Plan Year may be determined under any reasonable method consistently applied by the Administrator. Alternatively, the Administrator may, in its discretion, determine such allocable gain or loss for the Plan Year under the method set forth in subparagraph (C).

(C) Under this method, the allocable gain or loss for the Plan Year is determined by multiplying the income for the Plan Year allocable to Elective Deferrals (and amounts treated as Elective Deferrals) by a fraction, the numerator of which is the Excess Contributions by the Participant for the Plan Year and the denominator of which is the total Account balance of the Participant attributable to Elective Deferrals (and amounts treated as Elective Deferrals) as of the beginning of the Plan Year, increased by any Elective Deferrals (and amounts treated as Elective Deferrals) by the Participant for the Plan Year.

          (3) Amounts distributed under this subsection (or other provisions of this section) shall first be treated as distributions from the Participant's subaccounts in the following order:

(A)  from  the   Participant's   Elective   Deferral  Account  (if  such  Excess
Contribution is attributable to Elective Deferrals); and

(B) from the Participant's Qualified Nonelective Contribution Account (if such Excess Contribution is attributable to Qualified Nonelective Contributions).

(g) (1) The term "Excess Contributions" shall mean, with respect to a Plan Year, the excess of the Elective Deferrals (including any Qualified Nonelective Contributions and Matching Contributions that are treated as Elective Deferrals under sections 401(k)(2) and 401(k)(3) of the Code) on behalf of eligible Highly Compensated Employees for the Plan Year over the maximum amount of such contributions permitted under sections 401(k)(2) and 401(k)(3) of the Code. For this purpose, the maximum amount of contributions permitted under sections
401(k)(2) and 401(k)(3) of the Code shall be determined in accordance with the leveling method prescribed in Treas. Regs. section 1.401(k)-1(f)(2), or such other method as promulgated thereafter.

(2) Any distribution or recharacterization of Excess Contributions for a Plan Year, as determined under subsection (1) above, shall be made to the Highly Compensated Employees on the basis of the amount of contributions by, or on behalf of, each such Highly Compensated Employee in accordance with the procedure described herein. The Highly Compensated Employees with the highest amount of contributions shall have their contributions distributed or recharacterized to the extent required to eliminate the Excess Contributions or, if it results in a lower distribution or recharacterization, to the extent required to cause such Highly Compensated Employees' contributions to equal the amount of contributions of the Highly Compensated Employees with the next highest level of contributions. This procedure shall be repeated until the Excess Contributions are completely distributed or recharacterized.

(3) The amount of Excess Contributions to be distributed or recharacterized shall be reduced by Excess Deferrals previously distributed for the taxable year ending in the same Plan Year and Excess Deferrals to be distributed for a taxable year will be reduced by Excess Contributions previously distributed or recharacterized for the Plan beginning in such taxable year.

        3.12    Correction of Excess Deferrals.

(a) Excess Deferrals shall be corrected as provided in this section. The Administrator may also prevent anticipated Excess Deferrals as provided in this section. The Administrator may use any method of correction or prevention provided in this section or any combination thereof, as it determines in its sole discretion. A distribution of an Excess Deferral under this section may be made without regard to any notice or consent otherwise required pursuant to sections 411(a)(11) and 417 of the Code. This section shall be administered and interpreted in accordance with sections 401(k) and 402(g) of the Code.

(b) The Administrator may refuse to accept any or all prospective Elective Deferrals to be contributed by a Participant.

(c)     (1)     The Administrator may distribute any or all Excess Deferrals to the Participant on whose behalf such Excess Deferrals were made before the close of the Applicable Taxable Year. Distributions under this subsection include income allocable to the Excess Distribution so distributed, as determined under this subsection.

(2) Distribution under this subsection shall only be made if all the following conditions are satisfied:

        (A) the Participant seeking the distribution designates the distribution as an Excess Deferral;

        (B) the distribution is made after the date the Excess Deferral is received by the Plan; and

        (C) the Plan designates the distribution as a distribution of an Excess Deferral.

(3) The income allocable to the Excess Deferral distributed under this subsection shall be determined in the same manner as under subsection (d)(3), except that income shall only be determined for the period from the beginning of the Applicable Taxable Year to the date on which the distribution is made.

(d) (1) The Administrator may distribute any or all Excess Deferrals to the Participant on whose behalf such Excess Deferrals were made after the close of the Applicable Taxable Year. Distribution under this subsection shall only be made if the Participant timely provides the notice required under subsection
(d)(2) and such distribution is made after the Applicable Taxable Year and before the first April 15 following the close of the Applicable Taxable Year. Distributions under this subsection shall include income allocable to the Excess Deferrals so distributed, as determined under this subsection.

(2) Any Participant seeking a distribution of an Excess Deferral in accordance with this subsection must notify the Administrator of such request no later than the first March 15 following the close of the Applicable Taxable Year. The Administrator may agree to accept notification received after such date (but before the first April 15 following the close of the Applicable Taxable Year) if it determines that it would still be administratively practicable to make such distribution in view of the delayed notification. The notification required by this subsection shall be deemed made if a Participant's Elective Deferrals to the Plan in any Plan Year create an Excess Deferral.

(3) The income allocable to the Excess Deferral distributed under this subsection shall be determined in the same manner as under section 3.11(f)(2), except that the term "Excess Deferrals" shall be substituted for "Excess Contributions" and the term "Applicable Taxable Year" shall be substituted for "Plan Year." The Administrator may make any special allocations of earnings or losses necessary to carry out the provisions of this subsection.

(e) The following terms shall have the meanings specified:

          (1) Applicable Taxable Year. The taxable year (for federal income tax purposes) of the Participant in which an Excess Deferral must be included in gross income (when made) in accordance with section 402(g) of the Code.

          (2) Excess Deferral. A Participant's Elective Deferrals (and other contributions limited by section 402(g) of the Code), for an Applicable Taxable Year that are in excess of the limits imposed by section 402(g) of the Code for such Applicable Taxable Year.

        3.13    Correction of Excess Aggregate Contributions.

(a) Excess Aggregate Contributions shall be corrected as provided in this section. The Administrator may use any method of correction or prevention provided in this section or any combination thereof, as it determines in its sole discretion. This section shall be administered and interpreted in accordance with sections 401(k) and 401(m) of the Code.

(b) The Administrator may refuse to accept any or all prospective Elective Deferrals to be contributed to a Participant.

(c) (1) The Company may, in its sole discretion, elect to contribute, as provided in section 3.2, a Qualified Nonelective Contribution in an amount necessary to satisfy any or all of the requirements of section 3.10.

(2) Qualified Nonelective Contributions for a Plan Year shall only be allocated to the Accounts of Participants who are not Highly Compensated Employees. Qualified Nonelective Contributions shall be allocated first to the Participant with the lowest Compensation for that Plan Year and any remaining Qualified Nonelective Contributions thereafter shall be allocated to the Participant with the next lowest compensation for that Plan Year. This allocation method shall continue in ascending order of Compensation until all such Qualified Nonelective Contributions are allocated. The allocation to any Participant shall not exceed the limits under section 415 of the Code. If two or more Participants have identical Compensation, the allocations to them shall be proportional.

(3) Qualified Nonelective Contributions for a Plan Year shall be contributed to the Trust within twelve (12) months after the close of such Plan Year.

(4) Qualified Nonelective Contributions shall only be allocated to Participants who receive Compensation during the Plan Year for which such contribution is made.

(d) The Administrator may, during a Plan Year, distribute to a Participant (or such Participant's Beneficiary if the Participant is deceased), any or all Excess Aggregate Contributions allocable to that Participant's Account for that Plan Year, notwithstanding any contrary provision of the Plan. Such distribution may include earnings or losses (if any) attributable to such amounts, as determined by the Administrator.

(e) (1) The Administrator may forfeit any or all Excess Aggregate Contributions for a Plan Year in accordance with the provisions of this subsection. The amounts so forfeited shall not include any amounts that are nonforfeitable under
ARTICLE V. (2) Any forfeitures under this subsection shall be made in accordance with the procedures for distributions under subsection (f) except that such amounts shall be forfeited instead of being distributed.

(f) (1) The Administrator may distribute any or all Excess Aggregate Contributions for a Plan Year in accordance with the provisions of this subsection. Such distribution may only occur after the close of such Plan Year and within twelve (12) months of the close of such Plan Year. Such distributions shall be specifically designated by the Administrator as a distribution of Excess Aggregate Contributions. In the event of the complete termination of the Plan, such distribution shall be made within twelve (12) months after such termination. Such distribution shall include the income allocable to the amounts so distributed, as determined under this subsection. The Administrator may make any special allocations of earnings or losses necessary to carry out the provisions of this subsection. A distribution of an Excess Aggregate Contribution under this subsection may be made without regard to any notice or consent otherwise required pursuant to sections 411(a)(11) and 417 of the Code.

(2) (A) The income allocable to Excess Aggregate Contributions distributed under this subsection shall equal the allocable gain or loss for the Plan Year. Income includes all earnings and appreciation, including such items as interest, dividends, rent, royalties, gains from the sale of property, appreciation in the value of stock, bonds, annuity and life insurance contracts, and other property, without regard to whether such appreciation has been realized.

(B) The allocable gain or loss for the Plan Year may be determined under any reasonable method consistently applied by the Administrator. Alternatively, the Administrator may, in its discretion, determine such allocable gain or loss for the Plan Year under the method set forth in subparagraph (C).

(C) Under this method, the allocable gain or loss for the Plan Year is determined by multiplying the income for the Plan Year allocable to employee contributions, matching contributions and amounts treated as matching contributions by a fraction, the numerator of which is the Excess Aggregate Contributions for the Participant for the Plan Year and the denominator of which is the total Account balance of the Participant attributable to employee contributions, matching contributions and amounts treated as matching contributions as of the beginning of the Plan Year, increased by the employee contributions, matching contributions and amounts treated as matching contributions for the Participant for the Plan Year.

(3) Amounts distributed under this subsection (or other provisions of this section) shall first be treated as distributions from the Participant's Account in the following order:

          (A) from the Participant's Qualified Nonelective Contribution Account (if such Excess Aggregate Contribution is attributable to Qualified Nonelective Contributions);

          (B) from the Participant's Employee After-Tax Contribution Account (if such Excess Aggregate Contribution is attributable to Employee After-Tax Contributions); and

          (C) from the Participant's Matching Contribution subaccount (if such Excess Aggregate Contribution is attributable to Matching Contributions).

(g) (1) The term "Excess Aggregate Contributions" shall mean, with respect to a Plan Year, the excess of the aggregate amount of the matching contributions and employee contributions (including any Qualified Nonelective Contributions or elective deferrals taken into account in computing the Actual Contribution Percentage) actually made on behalf of eligible Highly Compensated Employees for the Plan Year over the maximum amount of such contributions permitted under section 401(m)(2)(A) of the Code. For this purpose, the maximum amount of contributions permitted under section 401(m)(2)(A) of the Code shall be determined in accordance with the leveling method described in section 3.11(g)(1) of the Plan.

          (2) Any distribution of Excess Aggregate Contributions for a Plan Year, as determined under subsection (1) above, shall be made to the Highly Compensated Employees on the basis of the amount of contributions by, or on behalf of, each such Highly Compensated Employee in accordance with the procedure described herein. The Highly Compensated Employees with the highest amount of contributions shall have their contributions distributed to the extent required to eliminate the Excess Aggregate Contributions or, if it results in a lower distribution, to the extent required to cause such Highly Compensated Employees' Contributions to equal the amount of contributions of the Highly Compensated Employees with the next highest level of contributions. This procedure shall be repeated until the Excess Aggregate Contributions are completely distributed.

          (3) The terms "employee contributions" and "matching contributions" shall, for purposes of this section, have the meanings set forth in Treas. Reg. 1.401(m)-1(f).

        3.14    Correction of Multiple Use.

(a) If the limitations of Treas. Reg. 1.401(m)-2 are exceeded for any Plan Year, then correction shall be made in accordance with the provisions of this section. This section shall be administered and interpreted in accordance with sections 401(k) and 401(m) of the Code.

(b) Any correction required by this section shall be calculated and administered in accordance with the provisions for correcting Excess Contributions (in section 3.11), Excess Aggregate Contributions (in section 3.13) or both, as the Administrator determines in its sole discretion. Any correction required by this section, to the extent possible, shall be made only with respect to those Highly Compensated Employees who are eligible in both the arrangement subject to section 401(k) of the Code and the Plan, as subject to section 401(m) of the Code.

                                   ARTICLE IV
                             Investment of Accounts

        4.1     Election of Investment Funds.

          (a) Except as otherwise prescribed in subsections (b) and (c) below, upon enrollment in the Plan, each Participant shall direct that the funds in the Participant's Account be invested in increments of one percent (1%) in one or more of the following investment funds:

 (1) Fund A.  An equity fund designated by the Administrator;

 (2) Fund B. A fixed income fund designated by the Administrator;

 (3) Fund C.  Common Stock fund;

 (4) Fund D. A stock index fund designated by the Administrator;

 (5) Fund E.  A balanced fund designated by the Administrator;

 (6) Fund F. A growth fund designated by the Administrator, investing primarily in equities of companies of all types and sizes;

 (7) Fund G. A growth fund designated by the Administrator, investing primarily in equities of well-known and established companies;

 (8) Fund H. General Motors Class H stock fund;

 (9) Fund I. Raytheon Company Class A stock fund.

(b) Amounts contributed to a Participant's Matching Contribution Account must be invested in Fund C (Common Stock fund) until the end of two (2) full Plan Years following the Plan Year for which such contributions are made. Thereafter, a Participant may designate the investment of the Matching Contribution funds in accordance with the provisions of subsection (a) above.

(c) The only assets that may be invested in Fund H or Fund I are the General Motors Class H stock and cash directly transferred from the Hughes Salaried Employee's Thrift and Savings Plan pursuant to section 3.7(b)(4). A Participant may not direct that any other funds in the Participant's Account be invested in Fund H or Fund I. Notwithstanding subsection (d) below, the Administrator shall maintain Fund H and Fund I as investment options under the Plan, subject to the limitations prescribed in this subsection (c), for five (5) complete Plan Years following the Effective Date; provided, however, that if at any time prior to the expiration of such five (5) year period, the aggregate fair market value of the assets invested in either Fund H or Fund I falls below five percent (5%) of the highest fair market value of the assets invested in Fund H or Fund I, respectively, the Administrator may, with six (6) months written notice to affected Participants, eliminate Fund H or Fund I, as applicable, as investment options under the Plan. Notwithstanding the foregoing, the Administrator may eliminate one or both funds at any time if the Administrator determines in good faith that such elimination is necessary under applicable law (including without limitation the prudence requirements of ERISA). When Fund H and Fund I are eliminated in accordance with this section 4.1(c), Participants with assets invested in Fund H or Fund I, as applicable, shall direct the transfer of such assets to other funds available under the Plan or, if no such election is made, the Administrator shall transfer such assets to Fund B or a similar low risk fixed income fund as determined by the Administrator in its discretion.

(d) In its discretion, the Administrator may from time to time designate new funds and, where appropriate, preclude investment in existing funds and provide for the transfer of Accounts invested in those funds to other funds selected by the Participant or, if no such election is made, to Fund B or similar low risk fixed income fund as determined by the Administrator in its discretion.

(e) Except as otherwise prescribed in subsections (b) and (c) above, a Participant's investment election will apply to the entire Account of the Participant.

(f) In establishing rules and procedures under section 4.1, the following shall apply:

          (1) Each Participant, Beneficiary or Alternate Payee shall affirmatively elect to self-direct the investment of assets in his or her Account, but such election may provide for default investments in the absence of specific directions from such Participant, Beneficiary or Alternate Payee.

          (2) The investment directions of a Participant shall continue to apply after that Participant's death or incompetence until the Beneficiary (or, if there is more than one Beneficiary for that Account, all of the Beneficiaries), guardian or other representatives provide contrary direction.

          (3) The Administrator may decline to implement investment designations if such investment, in the Administrator's judgment:

(A) would result in a prohibited transaction under section 4975 of the Code;

(B) would generate income taxable to the Trust Fund;

(C) would not be in accordance with the Plan and Trust;

(D) would cause a Fiduciary to maintain the indicia of ownership of any assets of the Trust Fund outside the jurisdiction of the district courts of the United States other than as permitted by section 404(b) of ERISA and Labor Reg. 2550.404(b)-1;

 (E) would jeopardize the Plan's tax qualified status under the Code;

 (F) could result in a loss in excess of the amount credited to the Account; or

 (G) would violate any other requirements of the Code or ERISA.

          (4) Except as otherwise prescribed in subsections (b) and (c) above, the Administrator may establish reasonable restrictions on the frequency with which investment directions may be given, consistent with section 404(c) of ERISA.

          (5) The Administrator may establish limits on the use of brokers, investment counsel or other advisors that may be utilized, including specifying that all investments must be made through a designated broker or brokers.

          (6) The Administrator may establish limits on the types of investments that are permitted.

(g) Except as otherwise prescribed in subsections (b) and (c) above, the Administrator shall establish such rules and procedures as may be advisable or necessary to carry out the provisions of this section, with such rules and procedures being consistent with section 404(c) of ERISA.

(h) The Administrator shall establish such rules and procedures as may be advisable or necessary to reasonably ensure that all transactions involving the investment funds comply with all applicable laws, including the securities laws.

          4.2 Change in Investment Allocation of Future Deferrals. Except as otherwise prescribed in sections 4.1(b) and (c), each Participant may elect to change the investment allocation of future contributions effective as of the first administratively feasible Business Day subsequent to telephone notice to the Recordkeeper. Any changes must be made either in increments of one percent (1%) of the Participant's Account or in a specified whole dollar amount and must result in a total investment of one hundred percent (100%) of the Participant's Account.

        4.3 Transfer of Account Balances Between Investment Funds. Except as otherwise prescribed in sections 4.1(b) and (c), each Participant may elect to transfer all or a portion of the amount in his or her Account between investment funds effective as of the first administratively feasible Business Day following telephone notice to the Recordkeeper. In determining the amount of the transfer, the Participant's Account shall be valued as of the close of business on the Business Day on which telephone notice is received; provided, however, that in any case where the telephone notice is received after 4:00 p.m. Eastern Time

(daylight or standard, whichever is in effect on the date of the call), the Account shall be valued as of the close of business on the next Business Day. Such transfers must be made in either one percent (1%) increments of the entire Account or in a specified amount in whole dollars and, as of the completion of the transfer, must result in investment of one hundred percent (100%) of the Account. Transfers shall be effected by telephone notice to the Recordkeeper.

          4.4 Ownership Status of Funds. The Trustee shall be the owner of record of the assets in the funds specified as Funds A, B, C, D, E, F, G, H and I and such other funds as may be established by the Administrator. The Administrator shall have records maintained as of the Valuation Date for each fund allocating a portion of the fund to each Participant who has elected that his or her Account be invested in such fund. The records shall reflect each Participant's portion of Funds A, B, D, E, F and G and such other funds as may be established by the Administrator, in a cash amount and shall reflect each Participant's portion of Funds C, H and I in cash and unitized shares of stock.

          4.5 Voting Rights. Participants whose Account has shares of participation in Funds C or I on the last business day of the second month preceding the record date (the "Voting Eligibility Date") for any meeting of stockholders have the right to instruct the Trustee as to voting at such meeting. The number of votes is determined by dividing the value of the shares in the Participant's Account in Funds C and I, as applicable, by the closing price of the respective classes of stock on the Voting Eligibility Date. If the Trustee has not received instructions from a Participant as to voting of shares within a specified time, then the Trustee shall not vote those shares. If a Participant furnishes the Trustee with a signed vote direction card without indicating a voting choice thereon, the Trustee shall vote the Participant's shares as recommended by management. In addition, each Participant shall have the right to accept or reject any tender or exchange offer for shares of the respective classes of stock. The Trustee shall vote (or tender or exchange) all combined fractional shares of the respective classes of stock to the extent possible in the same proportion as the shares which have been voted (or tendered or exchanged) by each Participant. Any instructions as to voting (or tender or exchange) received from an individual Participant shall be held in confidence by the Trustee and shall not be divulged to the Adopting Employers or to any officer or employee thereof or to any other person.

        4.6     Allocation of Earnings.

          (a)(1) The Administrator, as of each Valuation Date, shall adjust the amounts credited to the Accounts (including Accounts for persons who are no longer Employees) so that the total of such Account balances equals the fair market value of the Trust Fund assets as of such Valuation Date. Except as otherwise provided herein, any changes in the fair market value of the Trust Fund assets since the preceding Valuation Date shall be charged or credited to each Account in the ratio that balance in each such Account as of the preceding Valuation Date bears to the balances in all Accounts as of that Valuation Date with appropriate adjustments to reflect any distributions, allocations or similar adjustments to such Account or Accounts since that Valuation Date.

          (2) To the extent that separate investment funds are established (as provided in section 4.1), the adjustments required by subsection (a)(1) shall be made by applying subsection (a)(1) separately for each such investment fund so that any changes in the net worth of each such investment fund are charged or credited to the portion of each Account invested in such investment fund in the ratio that the portion of each such Account invested in such investment fund as of the preceding Valuation Date (reduced by any distributions made from that portion of such Account since that Valuation Date) bears to the total amount credited to such investment funds as of that Valuation Date (reduced by distributions made from such investment fund since that Valuation Date).

          (3) Interim valuations, in accordance with the foregoing procedure, may be made at such time or times as the Administrator directs.

(b) The Administrator may, in its sole discretion, direct the Trustee to segregate and separately invest any Trust Fund assets. If any assets are segregated in this fashion, the earnings or losses on such assets shall be determined apart from other Trust assets and shall be adjusted on each Valuation Date, or at such other times as the Administrator deems necessary, in accordance with this section.

                                   ARTICLE V
                                    Vesting

          5.1 Elective Deferral, Employee After-Tax Contribution, Rollover Contribution and Qualified Nonelective Contribution Accounts. Each Participant shall have a Nonforfeitable right to any amounts in the Participant's Elective Deferral, Employee After-Tax Contribution, Rollover Contribution and Qualified Nonelective Contribution Accounts.

        5.2     Matching Contribution Account.

          (a) Each Participant shall have a Nonforfeitable right to his or her Matching Contribution Account upon the earliest of:

(1) the Participant's completion of a Period of Service of five (5) years;

(2) the Participant's completion of a Period of Participation of three (3) years;

(3) the Participant's Retirement, death while an Employee, Disability or attainment of Normal Retirement Age; or

(4) the Participant's Layoff or Severance from Service due to Qualified Military Service.

        5.3     Break in Service Rules

          (a) Periods of Service. In determining the length of a Period of Service, the Administrator shall include all Periods of Service, except the following Periods of Service shall not be taken into account:

(1) in the case of a Participant who has not made Elective Deferrals to the Plan, the Period of Service before any Period of Severance which equals or exceeds five (5) consecutive years; and

(2) in the case of a Participant who has made Elective Deferrals to the Plan and who has incurred a Period of Severance which equals or exceeds five (5) years, the Period of Service after such Period of Severance shall not be taken into account for purposes of determining the nonforfeitable interest of such Participant in the Matching Contributions allocated to his or her Account before such Period of Severance.

          (b) Periods of Severance. In determining the length of a Period of Service for purposes of section 14.40, the Administrator shall include any period of time beginning on an Employee's Severance from Service Date and ending on the date on which he or she is next credited with an Hour of Service, provided that such Hour of Service is credited within the twelve- (12) consecutive month period following such Severance from Service Date.

          (c) Other Periods. In making the determinations described in subsections (a) and (b) of this section, the second, third, and fourth consecutive years of a Layoff (from the first anniversary of the last day paid to the fourth anniversary of the last day paid) and any period in excess of one
(1) year of an Authorized Leave of Absence shall be regarded as neither a Period of Service nor a Period of Severance.

                                   ARTICLE VI
                    Withdrawals and Distribution of Benefits

          6.1 In-Service Withdrawals - Matching Contributions. Upon completion of a Period of Participation of five (5) years, a Participant may withdraw, subject to a minimum withdrawal amount of two hundred fifty dollars ($250), all or part of the Participant's Matching Contribution Account. Withdrawals will be based upon the value of the Account as determined under section 6.16. Withdrawals from Funds A, B, D, E, F and G, and such other funds as may be established by the Administrator will be made in cash; withdrawals from Funds C, H and I will be made in cash or stock (with cash for fractional or uninvested shares) as directed by the Participant. Funds for the withdrawal will be taken on a pro rata basis against the Participant's investment fund balances in the Participant's Matching Contribution Account.

          6.2 In-Service Withdrawal -- Elective Deferral and Qualified Nonelective Contribution Accounts. While an Employee, a Participant may withdraw all or a portion of his or her Elective Deferral Account and Qualified Nonelective Contribution Account on or after attainment of age fifty-nine and one-half (59-1/2).

        6.3     In-Service Withdrawal -- Hardship.

          (a) A Participant who has experienced a hardship, as described in this section, may withdraw from his or her Elective Deferral Account amounts attributable to Elective Deferrals (adjusted for net losses, if any). Whether a Participant is entitled to a withdrawal under this section is to be determined by the Administrator in accordance with nondiscriminatory and objective standards. In order to be entitled to a hardship withdrawal under this section, a Participant must satisfy the requirements of both subsection (b) and subsection (c).

          (b) A Participant will be deemed to have experienced an immediate and heavy financial need necessary to satisfy the requirements of this subsection if the withdrawal is on account of:

(1) medical expenses described in section 213(d) of the Code incurred by the Participant, the Participant's spouse or any dependents of the Participant;

(2) the purchase (excluding mortgage payments) of a principal resident of the Participant;

(3) payment of tuition for the next twelve (12) months of post-secondary education for the Participant or his or her spouse, children or dependents; or

(4) the need to prevent the eviction of the Participant from his or her principal residence or the foreclosure on the mortgage of the Participant's principal residence.

          (c) (1) A withdrawal under this subsection will be deemed necessary to satisfy an immediate and heavy financial need of the Participant if it satisfies the requirements of this subsection. To the extent the amount of the withdrawal would be in excess of the amount required to relieve the financial need of the Participant or to the extent such need may be satisfied from other resources that are reasonably available to the Participant, such withdrawal shall not satisfy the requirement of this subsection. For purposes of this subsection, a Participant's resources shall be deemed to include those assets of his or her spouse or minor children that are reasonably available to the Participant.

(2) A withdrawal may be treated as necessary to satisfy a financial need if the Administrator reasonably relies upon the Participant's representation that the need cannot be relieved:

(A)   through reimbursement or compensation by insurance or otherwise;

(B) by reasonable liquidation of the Participant's assets to the extent such liquidation would not itself cause an immediate and heavy financial need;

(C) by cessation of Elective Deferrals under the Plan for at least twelve (12) months after receipt of the hardship withdrawal;

(D) by other distributions or nontaxable (at the time of the loan) loans from plans maintained by the Adopting Employers or by any other employer or by borrowing from commercial sources on reasonable commercial terms.

          (d) If a Participant receives a withdrawal for reasons of financial hardship, the Participant's Elective Deferrals shall be reduced to four percent (4%) (or such lower percentage as the Participant shall thereafter designate), if in excess thereof as of the date of the distribution, and shall not be increased during the twelve (12) months immediately subsequent to the date of distribution.

          (e) Withdrawals of less than two hundred fifty dollars ($250) will not be permitted.

          (f) Withdrawals will be based upon the value of the Account as determined under section 6.16.

          (g) payment of the amount withdrawn will be made as soon as reasonably practicable after the effective date of the withdrawal.

          (h) Withdrawals from Funds A, B, D, E, F and G, and such other funds as may be established by the Administrator, will be made in cash. Withdrawals from Funds C, H and I will be made in cash or stock (with cash for fractional or unissued shares) as elected by the Participant.

          (i) Funds for the withdrawal will be taken on a pro rata basis against the Participant's investment fund balances in the Participant's Elective Deferral Account.

          6.4 In-Service Withdrawal -- Rollover Contribution Account. A Participant may withdraw all or a portion of his or her Rollover Contribution Account. Withdrawals will be based upon the value of the Account as determined under section 6.16. Payment of the amount withdrawn will be made as soon as reasonably practicable after the effective date of the withdrawal. Withdrawals from Funds A, B, D, E, F and G will be made in cash. Withdrawals from Funds C, H and I will be made in cash or stock (with cash for fractional or unissued shares) as elected by the Participant. Withdrawals of less than two hundred fifty dollars ($250) will not be permitted.

          6.5 In-Service Withdrawal -- Employee After-Tax Contributions. A Participant may withdraw all or a portion of his or her Employee After-Tax Contributions. Withdrawals will be based upon the value of the Account as determined under section 6.16. Payment of the amount withdrawn will be made as soon as reasonably practicable after the effective date of the withdrawal. Withdrawals from Funds A, B, D, E, F and G will be made in cash. Withdrawals from Funds C, H and I will be made in cash or stock (with cash for fractional or unissued shares) as elected by the Participant.

          6.6 Redeposits Prohibited. No amount withdrawn pursuant to sections 6.1, 6.2, 6.3, 6.4 or 6.5 may be redeposited in the Plan.

        6.7     Distribution of Benefits.

          (a) All benefits payable under this Plan shall be paid in the manner and at the times specified in this ARTICLE. Any payments to Participants or Beneficiaries shall be made in cash (or cash equivalents) except as otherwise provided herein. Distributions may be made wholly or partly by an in-kind distribution of assets held by the Trust Fund if the distributee consents to such an in-kind distribution and the Administrator determines that such an in-kind distribution is not administratively burdensome.

          (b) All payment methods and distributions shall comply with the requirements of sections 401(a)(4) and 401(a)(9) of the Code and the regulations thereunder and, if necessary, shall be interpreted to so comply. The provisions of this ARTICLE apply to all amounts credited to an Account, regardless of the source of such amounts. All distributions shall comply with the incidental death benefit requirement of section 401(a)(9)(G) of the Code. Distributions shall comply with the regulation under section 401(a)(9) of the Code, including Treas. Reg. 1.401(a)(9)-2. The provisions of the Plan reflecting section 401(a)(9) of the Code override any distribution provisions in the Plan inconsistent with section 401(a)(9).

          (c) Distribution of the Participant's Account (to which the Participant has a Nonforfeitable right) will be made at the direction of the Participant (or his or her legal representative or Beneficiary in the case of his or her Disability or death) upon the Retirement, Disability, death or Severance from Service of the Participant. In the event the Participant dies or his or her Severance from Service occurs after his or her Normal Retirement Age, or if the value of the Nonforfeitable portion of the Participant's Account as of the Valuation Date which coincides with or immediately precedes the date of distribution is not in excess of three thousand five hundred dollars ($3,500), the Administrator shall cause the distribution to automatically be made.

          (d) Payment will be made in the form of a lump-sum distribution of the entire amount in the Participant's Account (to which the Participant has a Nonforfeitable right), which will be paid as soon as practicable following notification to the Benefits and Services Department, Raytheon Company, Lexington, Massachusetts, of the Retirement, death, Disability or Severance from Service and a telephone request by the Participant to the Recordkeeper for the distribution. Distributions will be based upon the value of the Account as determined under section 6.16. Distribution of the amounts in Funds A, B, D, E, F and G (if any), and such other funds as may be established by the Administrator, will be made in cash. Distribution of the amounts in Funds C, H and I (if any) will be made in either cash or stock, at the election of the Participant or, in the case of death, the Participant's Beneficiary. Partial deferrals will not be permitted. If there is no Beneficiary surviving a deceased Participant at the time payment of his or her Account is to be made, such payment shall be made in a lump-sum to the person or persons in the first following class of successive Beneficiaries surviving, any testamentary devise or bequest to the contrary notwithstanding: the Participant's (1) spouse, (2) children and issue of deceased children by right of representation, (3) parents,
(4) brothers and sisters and issue of deceased brothers and sisters by right of representation, or (5) executors or administrators. If no Beneficiary can be located during a period of seven (7) years from the date of death, the amount of the distribution shall revert to the Trust and be treated in the same manner as a forfeiture under section 3.6.

          (e) If the Participant dies before the time when distribution is considered to have commenced in accordance with applicable regulations, then any remaining portion of the Participant's interest will be distributed within five
(5) years after the Participant's death. If a distribution is considered to have commenced in accordance with the applicable regulations before the Participant's death, the remaining interest will be distributed at least as rapidly as under the method of distribution being used as of the date of the Participant's death.

          (f) Except as provided by section 401(a)(9) of the Code as set forth in this section, benefits in the Plan will be distributed to each Participant not later than the sixtieth (60th) day after the close of the Plan Year in which the latest of the following events occurs:

(1) attainment by the Participant of Normal Retirement Age;

(2) the tenth (10th) anniversary of the date on which Participant commenced participation in the Plan; or

(3) Participant's Severance from Service.

        6.8     Mandatory Distributions.

          A Participant who has attained age seventy and one-half (701/2) and is subject to the mandatory distribution requirements of section 401(a)(9) shall receive a lump sum distribution of the Participant's Account (to which the Participant has a nonforfeitable right) at the time distributions must commence in order to comply with such requirements. If additional amounts are allocated to the Participant's Account following such lump sum distribution, additional lump sum distributions of the Participant's Account (to which the Participant has a nonforefeitable right) shall be made at such times any mandatory distributions are required to comply with section 401(a)(9). Such payments shall be made notwithstanding any contrary provisions of the Plan or election made by such Participant.

        6.9     Commencement of Benefits.

          (a) Except as otherwise provided in this ARTICLE, distribution to a Participant (or Beneficiary) shall commence within a reasonable period of time following the Participant's Retirement, Disability, death or Severance from Service.

          (b) If the vested amount in the Participant's Account exceeds or ever exceeded three thousand five hundred dollars ($3, 500), then payment to the Participant shall not commence before such Participant has attained age sixty-five (65), unless the Participant requests an earlier distribution. Such request must be made not more than ninety (90) days before the commencement of the distribution.

          6.10 Payments to Incompetents. If a Participant or Beneficiary entitled to receive any benefits hereunder is adjudicated to be legally incapable of giving valid receipt and discharge for such benefits, the benefits may be paid to the duly authorized personal representative of such Participant or Beneficiary.

          6.11 Income Tax Withholding. To the extent required by section 3405 of the Code, distributions and withdrawals from the Plan shall be subject to federal income tax withholding.

        6.12    Direct Rollovers.

          (a) A Participant may elect that all or any portion of a distribution that would otherwise be paid as an Eligible Rollover Distribution shall instead be transferred as a Direct Rollover.

          (b) (1) The Administrator shall determine and apply rules and procedures as it deems reasonable with respect to Direct Rollovers in addition to, or in lieu of, those set forth in subsection (b)(2). The Administrator may change such rules and procedures from time to time and shall not be bound by any previous rules and procedures it has applied.

          (2) Unless otherwise determined by the Administrator, the following rules and procedures shall apply to this section:

(A) A Direct Rollover shall not be permitted to more than one Eligible Retirement Plan.

(B) A Direct Rollover shall not be permitted if it constitutes less than the full amount of the Eligible Rollover Distribution.

          (c) The following terms shall have the meanings specified:

(1) Direct Rollover. An available distribution that is paid directly to an Eligible Retirement Plan for the benefit of the distributee.

(2) Distributee. A Participant or former Participant. In addition, the Participant's or former Participant's Surviving Spouse or former spouse who is the Alternate Payee under a Qualified Domestic Relations Order, as defined in section 414(p) of the Code, are Distributees with regard to the interest of the spouse or former spouse.

(3) Eligible Retirement Plan. An individual retirement account described in section 408(a) of the Code, an individual retirement annuity (other than an endowment contract) described in section 408(b) of the Code, a qualified trust described in section 401(a) of the Code if such qualified trust is part of a plan that permits acceptance of Direct Rollovers or an annuity plan described in section 403(a) of the Code. In the case of a Direct Rollover for the benefit of the spouse or former spouse of a Participant, the term "Eligible Retirement Plan" shall only include an individual retirement account described in section 408(a) of the Code and an individual retirement annuity (other than an endowment contract) described in section 408(b) of the Code.

          (1) Eligible Rollover Distribution. Any distribution under the Plan to a Participant, a Participant's spouse or a Participant's former spouse, except for the following:

(A) Any distribution to the extent the distribution is required under section 401(a)(9) of the Code.

(B) The portion of any distribution that is not includable in gross income (determined without regard to the exclusion for net unrealized appreciation described in section 402(e)(4) of the Code).

(C) Returns of elective deferrals described in Treas. Reg. 1.415-6(b)(6)(iv) that are returned as a result of the limitations under section 415 of the Code.

(D) Corrective distributions of excess contributions and excess deferrals under qualified cash or deferred arrangements as described in Treas. Reg. 1.401(k)-1(f)(4) and 1.402(g)-1(e)(3), respectively, and corrective distributions of excess aggregate contributions as described in Treas. Reg. 1.401(m)-1(e)(3), together with the income allocable to these corrective distributions.

(E)Loans treated as distributions under section 72(p) of the Code and not excepted by section 72(p)(2) of the Code.

(F) Loans in default that are deemed distributions.

(G) Dividends paid on employer securities as described in section 404(k) of the Code.

(H) The costs of life insurance coverage.

(I) Similar items designated by the Internal Revenue Service in revenue rulings, notices, and other guidance of general applicability.

        6.13    Notice and Payment Elections.

          (a) The Administrator shall provide Participants or other Distributees of Eligible Rollover Distributions with a written notice designed to comply with the requirements of section 402(f) of the Code. Such notice shall be provided within a reasonable period of time before making an Eligible Rollover Distribution.

          (b) Any elections concerning the payment of benefits under section 6.7 shall be made on a form prescribed by the Administrator. The Participant or other Distributee shall submit a completed form to the Administrator at least thirty (30) days before payment is scheduled to commence, unless the Administrator agrees to a shorter time period. Any election made under this section shall be revocable until thirty (30) days before payment is scheduled to commence.

          (c) An election to have payment made in a Direct Rollover shall only be valid if the Participant or other Distributee provides adequate information to the Administrator for the implementation of such Direct Rollover and such reasonable verification as the Administrator may require that the transferee is an Eligible Retirement Plan.

        6.14    Qualified Domestic Relations Orders.

          (a) Notwithstanding any contrary provision of the Plan, payments shall be made in accordance with any judgment, decree or order determined to be a Qualified Domestic Relations Order.

          (b) (1) If the Plan receives a Domestic Relations Order, the Administrator shall promptly notify the Participant and each Alternate Payee of the receipt of such order and of the Plan's procedures for determining whether such order is a Qualified Domestic Relations Order. The Administrator shall, within a reasonable period after receipt of such order, determine whether it is a Qualified Domestic Relations Order and notify the Participant and each Alternate Payee of that determination.

          (2) During any period in which the issue of whether a Domestic Relations Order is a Qualified Domestic Relations Order is being determined, the Administrator shall separately account for the amounts that would have been payable to the Alternate Payee during such period if the order had been determined to be a Qualified Domestic Relations Order.

          (c) (1) A Domestic Relations Order meets the requirements of this subsection only if such order clearly specifies the following:

(A) the name and last known mailing address (if any) of the Participant and the name and mailing address of each Alternate Payee covered by the order;

(B) the amount or the percentage of the Participant's benefits to be paid by the Plan to each such Alternate Payee or the manner in which such amount or percentage is to be determined;

(C) the number of payments or period to which such order applies; and

(D) each plan to which such order applies.

          (2) A Domestic Relations Order meets the requirements of this subsection only if such order does not:

(A) require the Plan to provide any type or form of benefit or any option not otherwise provided under the Plan;

(B) require the Plan to provide increased benefits (determined on the basis of actuarial value); and

(C) does not require the payment of benefits to an Alternate Payee that are required to be paid to another Alternate Payee under another order previously determined to be a Qualified Domestic Relations Order.

          (d) A domestic relations order shall not be treated as failing to meet the requirements of section 6.14(c)(2)(A) solely because such order requires that payment of benefits be made to an Alternate Payee:

          (1) in the case of any payment before a Participant has separated from service, on or after the date on which the Participant attains (or would have attained) the Earliest Retirement Date;

          (2) as if the Participant had retired on the date on which such payment is to begin under such order (but taking into account only the present value of the benefits actually accrued and not taking into account the present value of any employer subsidy for early retirement); and

          (3) in any form in which such benefits may be paid under the Plan to the Participant (other than in the form of a qualified joint and survivor annuity with respect to the Alternate Payee and his or her subsequent spouse).

          (e) A domestic relations order shall not be treated as failing to meet the requirements of section 6.14(c)(2)(A) solely because such order requires that payment of benefits be made to an Alternate Payee at a date before the Participant is entitled to receive a distribution. Such distribution shall be made to such Alternate Payee notwithstanding any contrary provision of the Plan.

          (f) The following terms shall have the meanings specified:

          (1) Alternate Payee. Any spouse, former spouse, child or other dependent of a Participant who is recognized by a Domestic Relations Order as having a right to benefits under the Plan with respect to such Participant.

          (2) Domestic Relations Order. A judgment, decree or order relating to child support, alimony or marital property rights, as defined in section 414(p)(1)(B) of the Code.

          (3)     Earliest Retirement Date.  The earlier of:

(A) the date on which the Participant is entitled to a distribution under the Plan; or

(B) the later of:

          (i)  the date the Participant attains age fifty (50); or

          (ii) the earliest date on which the Participant could begin receiving benefits under the Plan if the Participantseparated from service.

          (4) Qualified Domestic Relations Order. A Domestic Relations Order that satisfies the requirements of subsection (c) and section 414(p)(1)(A) of the Code.

          (g) If an Alternate Payee entitled to payment under this section is the spouse or former spouse of a Participant and payment will otherwise be made in an Eligible Rollover Distribution, then such spouse or former spouse may elect that all, or any portion, of such payment shall instead be transferred as a Direct Rollover. Such Direct Rollover shall be governed by the requirements of section 6.12.

          (h) If a Domestic Relations Order directs that payment be made to an Alternate Payee before the Participant's Earliest Retirement Date and such Domestic Relations Order otherwise qualifies as a Qualified Domestic Relations Order, then the Domestic Relations Order shall be treated as a Qualified Domestic Relations Order and such payment shall be made to the Alternate Payee, even though the Participant is not entitled to receive a distribution under the Plan because he or she continues to be an Employee of one of the Adopting Employers.

          (i) This section shall be interpreted and administered in accordance with section 414(p) of the Code.

        6.15    Lost Beneficiary.

          (a) All Participants and Beneficiaries shall have the obligation to keep the Administrator informed of their current address until such time as all benefits due have been paid.

          (b) If any amount is payable to a Participant or Beneficiary who cannot be located to receive such payment, such amount may, at the discretion of the Administrator, be forfeited; provided, however, that if such Participant or Beneficiary subsequently claims the forfeited amount, it shall be reinstated and paid to such Participant or Beneficiary. Such reinstatement may, in the Administrator's sole discretion, be made from Company Contributions, forfeitures or Trust earnings, and shall b treated as a special allocation that supersedes the normal allocation rules.

          (c) If the Administrator has not, after due diligence, located a Participant or Beneficiary who is entitled to payment within three (3) years after the Participant's Severance from Service, then, at the discretion of the Administrator, such person may be presumed deceased for purposes of this Plan. Any such presumption of death shall be final, conclusive and binding on all parties.

          6.16 Determination of Amount of Withdrawal or Distribution. In determining the amount of any withdrawal or distribution hereunder, the Participant's Account shall be valued as of the close of business on the Business Day on which telephone notice is received; provided, however, that in any case where the telephone notice is received after 4:00 p.m. Eastern Time (daylight or standard, whichever is in effect on the date of the call), the Account shall be valued as of the close of business on the next Business Day.

          6.17 Offsets. Any transfers or payments made from a Participant's Account to a person other than the Participant pursuant to the provisions of this Plan shall reduce the Participant's Account and offset any amounts otherwise due to such Participant. Such transfers or payments shall not be considered a forfeiture for purposes of the Plan.

                                  ARTICLE VII
                                     Loans

          7.1 Availability of Loans. Participants may borrow against all or a portion of the Nonforfeitable balance in the Participant's Account, subject to the limitations set forth in this ARTICLE. Participants who have incurred a Severance from Service will not be eligible for a Plan loan. The Vice President, Human Resources, is authorized to administer this loan program.

          7.2 Minimum Amount of Loan. No loan of less than five hundred dollars ($500) will be permitted.

          7.3 Maximum Amount of Loan. No loan in excess of fifty percent (50%) of the Participant's Nonforfeitable Account balance will be permitted. In addition, limits imposed by the Internal Revenue Code and any other requirements of applicable statute or regulation will be applied. Under the current requirements of the Internal Revenue Code, if the value of a Participant's Nonforfeitable Account balance exceeds twenty thousand dollars ($20,000), the loan cannot exceed the lesser of one-half (1/2) of the value of the Participant's Nonforfeitable Account balance or fifty thousand dollars ($50,000) reduced by the excess of (a) the highest outstanding balance of loans from the Plan during the one-year period ending on the day before the date on which such loan was made over (b) the outstanding balance of loans from the Plan on the date on which such loan was made.

          7.4 Effective Date of Loans. Loans will be effective as specified in the Administrator's rules then in effect.

          7.5 Repayment Schedule. The Participant may select a repayment schedule of one, two, three, four or five (1, 2, 3, 4 or 5) years. If the loan is used to acquire any dwelling which, within a reasonable time is to be used (determined at the time the loan is made) as the principal residence of the Participant, the repayment period may be extended up to fifteen (15) years at the election of the Participant. All repayments will be made through payroll deductions in accordance with the loan agreement executed at the time the loan is made, except that, in the event of the sale of all or a portion of the business of the Employer or one of the Adopting Employers, or other unusual circumstances, the Administrator, through uniform and equitable rules, may establish other means of repayment. The loan agreement will permit repayment of the entire outstanding balance in one lump-sum. The minimum repayment amount per pay period is ten dollars ($10) for Participants paid weekly and fifty dollars ($50) for Participants paid monthly. The repayment schedule shall provide for substantially level amortization of the loan. Loan repayments will be suspended under this Plan as permitted under section 414(u) of the Code.

          7.6 Limit on Number of Loans. No more than two (2) loans may be outstanding at any time.

          7.7 Interest Rate. The interest rate for a loan pursuant to this ARTICLE will be equal to the prime rate published in The Wall Street Journal on the first business day in June and December of each year. The rate published on the first business day in June will apply to loans which are effective at any time during the period July 1 through December 31 thereafter; the rate published on the first business day of December will apply to loans which are effective at any time during the period January 1 through June 30 thereafter.

          7.8 Effect Upon Participant's Elective Deferral Account. Upon the granting of a loan to a Participant by the Administrator, the allocations in the Participant's Account to the respective investment funds will be reduced on a pro rata basis and replaced by the loan balance which will be designated as an asset in the Account. Such reduction shall be effected by reducing the Participant's Account in the following sequence, with no reduction of the succeeding Accounts until prior Accounts have been exhausted by the loan:
Matching Contribution Account; Elective Deferral Account; Rollover Contribution Account; and Employee After-Tax Contribution Account. Upon repayment of the principal and interest, the loan balance will be reduced, the Participant Accounts will be increased in the reverse order in which they were exhausted by the loan, and the loan payments will be allocated to the respective investment funds in accordance with the investment election then in effect.

          7.9 Effect of Severance From Service and Nonpayment. In the event that a loan remains outstanding upon the Severance from Service of a Participant, the Participant will be given the option of continuing to repay the outstanding loan. In any case where payments on the outstanding loan are not made within ninety (90) days of the Participant's Severance from Service Date, the amount of any unpaid principal will be deducted from the Participant's account and reported as a distribution. If, as a result of Layoff or Authorized Leave of Absence, a Participant, although still in a Period of Service, is not being compensated through the Employer's payroll system, loan payments will be suspended until the earliest of the first pay date after the Participant returns to active employment with the Employer, the Participant's Severance from Service Date, or the expiration of twelve (12) months from the date of the suspension. In the event the Participant does not return to active employment with the Employer, the Participant will be given the option of continuing to repay the outstanding loan. If the Participant fails to resume payments on the loan, the outstanding loan will be reported as a taxable distribution. In no event, however, shall the loan be deducted from the Participant's Account earlier than the date on which the Participant (i) incurs a Severance from Service, or, (ii) attains age fifty-nine and one-half (59-1/2).

                                  ARTICLE VIII
                      Contribution and Benefit Limitations

        8.1     Contribution Limits.

          (a) The Annual Additions that may be allocated to a Participant's Account for any Limitation Year shall not exceed the lesser of:

(1) thirty thousand dollars ($30,000); or

(2) twenty-five percent (25%) of the Participant's Compensation for that Limitation Year.

          (b) If the Employer maintains any other Defined Contribution Plans then the limitations in subsection (a) shall be computed with reference to the aggregate Annual Additions for each Participant from all such Defined Contribution Plans.

          (c) If the Annual Additions for a Participant would exceed the limits specified in this section, then the Annual Additions under this Plan for that Participant shall be reduced to the extent necessary to prevent such limits from being exceeded. Such reduction shall be made in accordance with section 8.4.

        8.2     Overall Limits.

          (a) If a Participant is participating in both a Defined Contribution Plan and a Defined Benefit Plan of the Employer, then the sum of the Defined Contribution Fraction and the Defined Benefit Fraction for any Limitation Year shall not exceed 1.0.

          (b) If the sum of the Defined Contribution Fraction and the Defined Benefit Fraction would exceed 1.0, then the annual benefits under the Defined Benefit Plan shall be reduced to the extent necessary so that the sum of such fractions does not exceed 1.0.

          8.3 Annual Adjustments to Limits. The dollar limits for Annual Additions and the dollar limits in the Defined Benefit Fraction and Defined Contribution Fraction shall be adjusted for cost-of-living to the extent permitted under section 415 of the Code.

        8.4     Excess Amounts.

          (a) The foregoing limits shall be limits on the allocation that may be made to a Participant's Account in any Limitation Year. If an excess Annual Addition would otherwise result from allocation of forfeitures, reasonable errors in determining Compensation or other comparable reasons, then the Administrator may take any (or all) of the following steps to prevent the excess Annual Additions from being allocated:

(1) return any contributions from the Participant, as long as such return is nondiscriminatory;

(2) hold the excess amounts unallocated in a suspense account and apply the balance of the suspense account against Matching Contributions for that Participant made in succeeding years;

(3) hold the excess amounts unallocated in a suspense account and apply the balance of the suspense account against succeeding year Matching Contributions;

(4) reallocate the excess amounts to other Participants.

          (b) Any suspense account established under this section shall not be credited with income or loss unless otherwise directed by the Administrator. If a suspense account under this section is to be applied in a subsequent Limitation Year, then the amounts in the suspense account shall be applied before any Annual Additions (other than forfeitures) are made for such Limitation Year.

        8.5  Definitions.

          (a) The following terms shall have the meanings specified:

          (1) Annual Addition. The sum for any Limitation Year of additions (not including Rollover Contributions) to a Participant's Account as a result of:

(A) Employer contributions (including Matching Contributions, Qualified Nonelective Contributions and Elective Deferrals);

(B) Employee contributions;

(C) forfeitures; and

(D) amounts described in Code sections 415(l)(1) and 419A(d)(2).

          (2) Defined Benefit Fraction. A fraction, the numerator of which is the Projected Annual Benefit of the Participant under all Defined Benefit Plans of the Employer (determined as of the close of the Limitation Year) and the denominator of which is the Projected Annual Benefit the Participant would have under such plans (determined as of the close of the Limitation Year) if such plans provided an annual benefit equal to the lesser of:

(A) the product of 1.25 multiplied by ninety thousand dollars ($90,000); or

(B) the product of 1.4 multiplied by one hundred percent (100%) of the Participant's average Compensation for the Participant's three (3) consecutive Years of Service that produce the highest average Compensation.

          For purposes of determining the Defined Benefit Fraction of a Participant who was employed by an Adopting Employer on December 18, 1997 or who transferred to an Adopting Company from General Motors Corporation or one of its affiliates after such date and before December 1, 1998, service for and Compensation received from General Motors Corporation and its affiliates, if any, shall be taken into account, and the Projected Annual Benefit under any Defined Benefit Plan of the Employer shall not be reduced as a result of the transfer of any assets or liabilities from a Defined Benefit Plan maintained by General Motors Corporation and its affiliates.

          (3) Defined Benefit Plan. Any plan qualified under section 401(a) of the Code that is not a Defined Contribution Plan.

          (4) Defined Contribution Fraction. A fraction, the numerator of which is the sum of the Annual Additions to the Participant's Accounts as of the close of the Limitation Year, and the denominator of which is equal to the sum of the lesser of the following amounts determined for such Limitation Year and for each prior year of service with the Employer:

(A) the product of 1.25 multiplied by thirty thousand dollars ($30,000); or

(B) the product of 1.4 multiplied by twenty-five percent (25%) of the Participant's Compensation.

          For purposes of determining the Defined Contribution Fraction of a Participant, services performed for, Compensation paid by and Annual Additions made by General Motors Corporation or any of its affiliates shall not be taken into account.

          (5) Defined Contribution Plan. A plan qualified under section 401(a) of the Code that provides an individual account for each Participant and benefits based solely on the amount contributed to the Participant's Account, plus any income, expenses, gains and losses, and forfeitures of other Participants which may be allocated to such Participant's account.

          (6) Limitation Year. The Plan Year, until the Employer adopts a different Limitation Year.

          (7) Projected Annual Benefit. The annual benefit to which a Participant would be entitled, assuming:

(A) the Participant continues in employment until Normal Retirement Age under the Plan;

(B) the Participant's Compensation for the Limitation Year remains the same until such Normal Retirement Age; and

(C) all other relevant factors under the Plan for the Limitation Year will remain constant.

          (b) For purposes of this ARTICLE, the term "Compensation" shall mean all amounts paid to an Employee for personal services actually rendered to the Employer, including, but not limited to, wages, salary, commissions, bonuses, overtime and other premium pay as specified in Reg. 1.415-2(d)(2), but excluding deferred compensation, stock options, and other distributions that receive special tax treatment as specified in Reg. 1.415-2(d)(3). For Plan Years beginning after 1997, Compensation for this purpose shall include salary reduction amounts under section 125 cafeteria plans and section 401(k), 403(b) and 457 plans. This definition shall be interpreted in a manner consistent with the requirements of section 415 of the Code.

                                   ARTICLE IX
                                Top-Heavy Rules

          9.1 General. This ARTICLE shall only be applicable if the Plan becomes a Top-Heavy Plan under section 416 of the Code. If the Plan does not become a Top-Heavy Plan, then none of the provisions of this ARTICLE shall be operative. The provisions of this ARTICLE shall be interpreted and applied in a manner consistent with the requirements of section 416 of the Code and the regulations thereunder.

        9.2     Vesting.

          (a) If the Plan becomes a Top-Heavy Plan, then amounts in a Participant's Account attributable to Matching Contributions shall be vested in accordance with this section, in lieu of ARTICLE V, to the extent this section produces a greater degree of vesting. This section shall only apply to Participants who have at least an Hour of Service after the Plan becomes a Top-Heavy Plan.

          (b) If applicable, amounts in a Participant's Account attributable to Matching Contributions shall vest as follows:

              Years of
        Top Heavy Service               Vested Percentage

        Fewer than 3                             0%
        3 or more                               100%

          (c) If the Plan ceases to be a Top-Heavy Plan then subsection (b) shall no longer be applicable; provided, however, that in no event shall the vested percentage of any Participant be reduced by reason of the Plan ceasing to be a Top-Heavy Plan. Subsection (b) shall nevertheless continue to apply for any Participant who was previously covered by it and who has at least three (3) Years of Top-Heavy Service.

        9.3     Minimum Contribution.

          (a) For each Plan Year that the Plan is a Top-Heavy Plan, the Adopting Employers shall make a contribution to be allocated directly to the Account of each Non-Key Employee.

          (b) The amount of the contribution (and forfeitures) required to be contributed and allocated for a Plan Year by this section is three percent (3%) of the Top-Heavy Compensation for that Plan Year of each Non-Key Employee who is both a Participant and an Employee on the last day of the Plan Year for which the contribution is made, with adjustments as provided herein. If the contribution allocated to the Accounts of each Key Employee for a Plan Year is less than three percent (3%) of his/her Top-Heavy Compensation, then the contribution required by the preceding sentence shall be reduced for that Plan Year to the same percentage of Top-Heavy Compensation that was allocated to the Account of the Key Employee whose Account received the greatest allocation of contributions for that Plan Year, when computed as a percentage of Top-Heavy Compensation.

          (c) The contribution required by this section shall be reduced for a Plan Year to the extent of any contributions made and allocated under this Plan or any other contributions from the Adopting Employers made and allocated under this or any other Aggregated Plans. Elective Deferrals shall be treated as if they were contributions for purposes of determining any minimum contributions required under subsection (b).

        9.4   Definitions.

              (a) The following terms shall have the meanings specified herein:

                  (1)     Aggregated Plans.

(A) The Plan, any plan that is part of a "required aggregation group" and any plan that is part of a "permissive aggregation group" that the Adopting Employers treat as an Aggregated Plan.

(B) The "required aggregation group" consists of each plan of the Adopting Employers in which a Key Employee participates (in the Plan Year containing the Determination Date or any of the four (4) preceding Plan Years) and each other plan of the Adopting Employers which enables any plan of the Adopting Employers in which a Key Employee participates to meet the requirements of section 401(a)(4) or section 410(b) of the Code. Also included in the required aggregation group shall be any terminated plan that covered a Key Employee and was maintained within the five (5) year period ending on the Determination Date.

(C) The "permissive aggregation group" consists of any plan not included in the "required aggregation group" if the Aggregated Plan described in subparagraph
(A) above would continue to meet the requirements of section 401(a)(4) and 410 of the Code with such additional plan being taken into account.

          (2) Determination Date. The last day of the preceding Plan Year, or, in the case of the first plan year of any plan, the last day of such plan year. The computations made on the Determination Date shall utilize information from the immediately preceding Valuation Date.

          (3) Key Employee.

(A) An Employee (or former Employee) who, at any time during the Plan Year containing the Determination Date or any of the four (4) preceding Plan Years, is:

          (i) An officer of one of the Adopting Employers with annual Top-Heavy Compensation for the Plan Year greater than fifty percent (50%) of the amount in effect under section 415(c)(1)(A) of the Code for the calendar year in which that Plan Year ends;

          (ii) one of the ten (10) Employees owning (or considered as owning under section 318 of the Code) the largest interest in one of the Adopting Employers, who has more than one-half of one percent (.5%) interest in such Adopting Employer, and who has annual Top-Heavy Compensation for the Plan Year at least equal to the maximum dollar limitation under section 415(c)(1)(A) of the Code for the calendar year in which that Plan Year ends;

          (iii) a five percent (5%) or greater shareholder in one of the Adopting Employers; or

          (iv) a one percent (1%) shareholder in one of the Adopting Employers with annual Top-Heavy Compensation from the Adopting Employer of more than one hundred fifty thousand dollars ($150,000).

(B) For purposes of paragraphs (3)(A)(iii) and (3)(A)(iv), the rules of section 414(b), (c) and (m) of the Code shall not apply. Beneficiaries of an Employee shall acquire the character of such Employee and inherited benefits will retain the character of the benefits of the Employee who performed services.

          (4) Non-Key Employee. Any Employee who is not a Key Employee.

          (5) Super Top-Heavy Plan. A Top-Heavy Plan in which the sum of the present value of the cumulative accrued benefits and accounts for Key Employees exceeds ninety percent (90%) of the comparable sum determined for all Employees. The foregoing determination shall be made in the same manner as the determination of a Top-Heavy Plan under this section.

          (6) Top-Heavy Compensation. The term Top-Heavy Compensation shall have the same meaning as the term Compensation has under section 8.5(b).

          (7) Top-Heavy Plan. The Plan is a Top-Heavy Plan for a Plan Year if, as of the Determination Date for that Plan Year, the sum of (i) the present value of the cumulative accrued benefits for Key Employees under all Defined Benefit Plans that are Aggregated Plans and (ii) the aggregate of the accounts of Key Employees under all Defined Contribution Plans that are Aggregated Plans exceeds sixty percent (60%) of the comparable sum determined for all Employees.

          (8) Years of Top-Heavy Service. The number of Years of Service with the Adopting Employers that might be counted under section 411(a) of the Code, disregarding all service that may be disregarded under section 411(a)(4) of the Code.

(b) The definitions in this section and the provisions of this ARTICLE shall be interpreted in a manner consistent with section 416 of the Code.

        9.5     Special Rules.

          (a) For purposes of determining the present value of the cumulative accrued benefit for any Participant or the amount of the Account of any Participant, such present value or amount shall be increased by the aggregate distributions made with respect to such Participant under the Plan during the Plan Year that includes the Determination Date and the four (4) preceding Plan Years (if such amounts would otherwise have been omitted).

          (b) (1) In the case of unrelated rollovers and transfers, (i) the plan making the distribution or transfer is to count the distribution as a distribution under section 416(g)(3) of the Code, and (ii) the plan accepting the rollover or transfer is not to consider the rollover or transfer as part of the accrued benefit if such rollover or transfer was accepted after December 31, 1983, but is to consider it as part of the accrued benefit if such rollover or transfer was accepted before January 1, 1984. For this purpose, rollovers and transfers are to be considered unrelated if they are both initiated by the Employee and made from a plan maintained by one employer to a plan maintained by another employer.

(2) In the case of related rollovers and transfers, the plan making the distribution or transfer is not to count the distribution or transfer under section 416(g)(3) of the Code, and the plan accepting the rollover or transfer counts the rollover or transfer in the present value of the accrued benefits. For this purpose, rollovers and transfers are to be considered related if they are not unrelated under subsection (b)(1).

          (c) If any individual is a Non-Key Employee with respect to any plan for any Plan Year, but such individual was a Key Employee with respect to such plan for any prior Plan Year, any accrued benefit for such Employee (and the account of such Employee) shall not be taken into account.

          (d) Beneficiaries of Key Employees and former Key Employees are considered to be Key Employees and Beneficiaries of Non-Key Employees and former Non-Key Employees are considered to be Non-Key Employees.

          (e) The accrued benefit of an Employee who has not performed any service for the Adopting Employer maintaining the Plan at any time during the five (5) year period ending on the Determination Date is excluded from the calculation to determine top-heaviness. However, if an Employee performs no services, such Employee's total accrued benefit is included in the calculation for top-heaviness.

        9.6     Adjustment of Limitations.

          (a) If this section is applicable, then the contribution and benefit limitations in section 8.5 shall be reduced. Such reduction shall be made by modifying section 8.5(a)(2)(A) of the definition of Defined Benefit Fraction to instead be "(i) the product of 1.0 multiplied by ninety thousand dollars ($90,000), or" and by modifying section 8.5(a)(4)(A) of the definition of Defined Contribution Fraction to instead be "(i) the product of 1.0 multiplied by thirty thousand dollars ($30,000), or

          (b) This section shall be applicable for any Plan Year in which either:

(1) the Plan is a Super Top-Heavy Plan, or

(2) the Plan both is a Top-Heavy Plan (but not a Super Top-Heavy Plan) and provides contributions (and forfeitures) to the Account of any Non-Key Employee in an amount less than four percent (4%) of such Participant's Top-Heavy Compensation, as determined in accordance with section 9.3(b).

                                   ARTICLE X
                                 The Trust Fund

          10.1 Trust. During the period in which this Plan remains in existence, the Company or any successor thereto shall maintain in effect a Trust with a corporation and/or individual(s) as Trustee, to hold, invest, and distribute the Trust Fund in accordance with the terms of such Trust.

          10.2 Investment of Accounts. The Trustee shall invest and reinvest the Participant's accounts in investment options as defined in section 4.1 as directed by the Administrator or its delegate. The Administrator shall issue such directions in accordance with the investment options selected by the Participants which shall remain in force until altered in accordance with sections 4.2 and 4.3.

          10.3 Expenses. Expenses of the Plan and Trust shall be paid from the Trust.

                                   ARTICLE XI
                           Administration of The Plan

          11.1 General Administration. The general administration of the Plan shall be the responsibility of the Company (or any successor thereto) which shall be the Administrator and named Fiduciary for purposes of ERISA. The Company shall have the authority, in its sole discretion, to construe the terms of the Plan and to make determinations as to eligibility for benefits and as to other issues within the "Responsibilities of the Administrator" described in this ARTICLE. All such determinations of the Company shall be conclusive and binding on all persons.

          11.2 Responsibilities of the Administrator. Except as otherwise provided in ERISA, the Administrator (and any other named Fiduciaries) may allocate any duties and responsibilities under the Plan and Trust among themselves in any mutually agreed upon manner. Such allocation shall be in a written document signed by the Administrator (and any other named Fiduciaries) and shall specifically set forth this allocation of duties and responsibilities, which may include the following:

          (a) Determination of all questions which may arise under the Plan with respect to questions of fact and law and eligibility for participation and administration of Accounts, including without limitation questions with respect to membership, vesting, loans, withdrawals, accounting, status of Accounts, stock ownership and voting rights, and any other issue requiring interpretation or application of the Plan.

          (b) Reference of appropriate issues to the Offices of the Executive Vice President - Chief Financial Officer, the Senior Vice President Treasurer, the Director of Tax Affairs, the Vice President General Counsel, and the Vice President - Human Resources, respectively, for advice and counsel.

          (c) Establishment of procedures required by the Plan, such as notification to Employees as to joining the Plan, selecting and changing investment options, suspending deferrals, exercising voting rights in stock, withdrawing and borrowing Account balances, designation of Beneficiaries, election of method of distribution, and any other matters requiring a uniform procedure.

          (d) Submission of necessary amendments to supplement omissions from the Plan or reconcile any inconsistency therein.

          (e) Filing appropriate reports with the government as required by law.

          (f) Appointment of a Trustee or Trustees, Recordkeepers, and investment managers.

          (g) Review at appropriate intervals of the performance of the Trustee and such investment managers as may have been designated.

          (h) Appointment of such additional Fiduciaries as deemed necessary for the effective administration of the Plan, such appointments to be by written instrument.

          11.3 Liability for Acts of Other Fiduciaries. Each Fiduciary shall be responsible only for the duties allocated or delegated to said Fiduciary, and other Fiduciaries shall not be liable for any breach of fiduciary responsibility with respect to any act or omission of any other Fiduciary unless:

          (a) The Fiduciary knowingly participates in or knowingly attempts to conceal the act or omission of such other Fiduciary and knows that such act or omission constitutes a breach of fiduciary responsibility by the other Fiduciary;

          (b) The Fiduciary has knowledge of a breach of fiduciary responsibility by the other Fiduciary and has not made reasonable efforts under the circumstances to remedy the breach; or

          (c) The Fiduciary's own breach of his or her specific fiduciary responsibilities has enabled another Fiduciary to commit a breach. No Fiduciary shall be liable for any acts or omissions which occur prior to his or her assumption of Fiduciary status or after his or her termination from such status.

          11.4 Employment by Fiduciaries. Any Fiduciary hereunder may employ, with the written approval of the Administrator, one or more persons to render service with regard to any responsibility which has been assigned to such Fiduciary under the terms of the Plan including legal, tax, or investment counsel and may delegate to one or more persons any administrative duties (clerical or otherwise) hereunder.

          11.5 Recordkeeping. The Administrator shall keep or cause to be kept any necessary data required for determining the Account status of each Participant. In compiling such information, the Administrator may rely upon its employment records, including representations made by the Participant in the employment application and subsequent documents submitted by the Participant to the Employer. The Trustee shall be entitled to rely upon such information when furnished by the Administrator or its delegate. Each Employee shall be required to furnish the Administrator upon request and in such form as prescribed by the Administrator, such personal information, affidavits and authorizations to obtain information as the Administrator may deem appropriate for the proper administration of the Plan, including but not limited to proof of the Employee's date of birth and the date of birth of any person designated by a Participant as a Beneficiary.

        11.6    Claims Review Procedure.

          (a) The Administrator shall make all determinations as to the right of any person to Accounts under the Plan. Any such determination by the Administrator shall be made pursuant to the following procedure:

(1) Step 1. Claims with respect to an Account should be filed by a claimant as soon as practicable after the claimant knows or should know that a dispute has arisen with respect to an Account, but at least thirty (30) days prior to the claimant's actual retirement date or, if applicable, within sixty (60) days after the death, Disability or Severance from Service of the Participant whose Account is at issue, by mailing a copy of the claim to the Benefits and Services Department

      Raytheon Company, 141 Spring Street, Lexington, Massachusetts 02173.

(2) Step 2. In the event that a claim with respect to an Account is wholly or partially denied by the Administrator, the Administrator shall, within ninety
(90) days following receipt of the claim, so advise the claimant in writing setting forth: the specific reason or reasons for the denial; specific reference to pertinent Plan provisions on which the denial is based; a description of any additional material or information necessary for the claimant to perfect the claim; an explanation as to why such material or information is necessary; and an explanation of the Plan's claim review procedure.

(3) Step 3. Within sixty (60) days following receipt of the denial of a claim with respect to an Account, a claimant desiring to have the denial appealed shall file a request for review with the Administrator by mailing a copy thereof to the address shown in subsection (a)(1).

(4) Step 4. Within thirty (30) days following receipt of a request for review, the Administrator shall provide the claimant a further opportunity to present his or her position. At the Administrator's discretion, such presentation may be through an oral or written presentation. Prior to such presentation, the claimant shall be permitted the opportunity to review pertinent documents and to submit issues and comments in writing. Within a reasonable time following presentation the claimant's position, which usually should not exceed thirty
(30) days, the Administrator shall inform the claimant in writing of the decision on review setting forth the reasons for such decision and citing pertinent provisions in the Plan.

          (b) The Administrator is the Fiduciary to whom the Plan grants full discretion, with the advice of counsel, to interpret the Plan; to determine whether a claimant is eligible for benefits; to decide the amount, form and timing of benefits; and to resolve any other matter under the Plan which is raised by a claimant or identified by the Administrator. All questions arising from or in connection with the provisions of the Plan and its administration, not herein provided to be determined the Board of Directors, shall be determined by the Administrator, and any determination so made shall be conclusive and binding upon all persons affected thereby.

          11.7 Indemnification of Directors and Employees. The Adopting Employers shall indemnify by insurance or otherwise any Fiduciary who is a director, officer or Employee of the Employer, his or her heirs and legal representatives, against all liability and reasonable expense, including counsel fees, amounts paid in settlement and amounts of judgments, fines or penalties, incurred or imposed upon him in connection with any claim, action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of acts or omissions in his or her capacity as a Fiduciary hereunder, provided that such act or omission is not the result of gross negligence or willful misconduct. The Adopting Employers may indemnify other Fiduciaries, their heirs and legal representatives, under the circumstances, and subject to the limitations set forth in the preceding sentence, if such indemnification is determined by the Board of Directors to be in the best interests of the Adopting Employers.

          11.8 Immunity from Liability. Except to the extent that section 410(a) of ERISA prohibits the granting of immunity to Fiduciaries from liability for any responsibility, obligation, or duty imposed under Title I, Subtitle B, Part 4, of said Act, an officer, Employee, member of the Board of Directors of the Employer or other person assigned responsibility under this Plan shall be immune from any liability for any action or failure to act except such action or failure to act which results from said officer's, Employee's, Participant's or other person's own gross negligence or willful misconduct.

                                  ARTICLE XII
                        Amendment Or Termination Of Plan

          12.1 Right to Amend or Terminate Plan. Each of the Adopting Employers reserves the right at any time or times, by action of its board of directors, to modify, amend or terminate the Plan in whole or in part as to its Employees, in which event a certified copy of the resolution of the board of directors, authorizing such modification, amendment or termination shall be delivered to the Trustee and to the other Adopting Employers whose Employees are covered by this Plan, provided, however, that no amendment to the Plan shall be made which shall:

          (a) reduce any vested right or interest to which any Participant or Beneficiary is then entitled under this Plan or otherwise reduce the vested rights of a Participant in violation of section 411(d)(6) of the Code;

          (b) vest in the Adopting Employers any interest or control over any assets of the Trust;

          (c) cause any assets of the Trust to be used for, or diverted to, purposes other than for the exclusive benefit of Participants and their Beneficiaries; or

          (d) change any of the rights, duties or powers of the Trustee without its written consent.

          (e) Notwithstanding the foregoing provisions of this section or any other provisions of this Plan, any modification or amendment of the Plan may be made retroactively if necessary or appropriate to conform the Plan with, or to satisfy the conditions of, ERISA, the Code, or any other law, governmental regulation or ruling. Any termination, modification or amendment of the Plan shall be subject to approval by the Board of Directors. In the alternative, subject to the conditions prescribed in subsections 12.1(a) through (e), the Plan may be amended by an officer of the Company authorized by the Board of Directors to amend the Plan, provided, however, that any such amendment does not, in the view of such officer, materially increase costs of the Plan to the Company or any Adopting Employer.

          12.2 Amendment to Vesting Schedule. Any amendment that modifies the vesting provisions of ARTICLE IV shall either:

          (a) provide for a rate of vesting that is at least as rapid for any Participant as the vesting schedule previously in effect; or

          (b) provide that any adversely affected Participant with a Period of Service of at least three (3) years may elect, in writing, to remain under the vesting schedule in effect prior to the amendment. Such election must be made within sixty (60) days after the later of the:

(1) adoption of the amendment;

(2) effective date of the amendment; or

(3) issuance by the Company of written notice of the amendment.

          12.3 Maintenance of Plan. The Company has established the Plan with the bona fide intention and expectation that it will be able to make its contributions indefinitely, but the Company is not and shall not be under any obligation or liability whatsoever to continue its contributions or to maintain the Plan for any given length of time.

          12.4 Termination of Plan and Trust. The Plan and Trust hereby created shall terminate upon the occurrence of any of the following events:

          (a) Delivery to the Trustee of a notice of termination executed by the Company specifying the date as of which the Plan and Trust shall terminate; or

          (b) Adjudication of the Company as bankrupt or general assignment by the Company to or for the benefit of creditors or dissolution of the Company.

          12.5 Distribution on Termination.

          (a) (1) If the Plan is terminated, or contributions permanently discontinued, an Adopting Employer, at its discretion, may (at that time or at any later time) direct the Trustee to distribute the amounts in a Participant's Account in accordance with the distribution provisions of the Plan. Such distribution shall, notwithstanding any prior provisions of the Plan, be made in a single lump-sum without the Participant's consent as to the timing of such distribution. If, however, an Adopting Employer (or an Affiliate) maintains another defined contribution plan (other than an employee stock ownership plan), then the preceding sentence shall not apply and the Adopting Employer, at its discretion, may direct such distributions to be made as a direct transfer to such other plan without the Participant's consent, if the Participant does not consent to an immediate distribution.

          (2) If an Adopting Employer does not direct distribution under paragraph (1), each Participant's Account shall be maintained until distributed in accordance with the provisions of the Plan (determined without regard to this section) as though the Plan had not been terminated or contributions discontinued.

          (b) If the Administrator determines that it is administratively impracticable to make distributions under this section in cash or that it would be in the Participant's best interest to make some or all of the distributions with in-kind property, it shall offer all Participants and Beneficiaries entitled to a distribution under this section a reasonable opportunity to elect to receive a distribution of the in-kind property being distributed by the Trust. Those Participants and Beneficiaries so electing shall receive a proportionate share of such in-kind property in the form (outright, in trust or in partnership) that the Administrator determines will provide the most feasible method of distribution.

          (c) (1) Amounts attributable to elective contributions shall only be distributable by reason of this section if one of the following is applicable:

(A) the Plan is terminated without the establishment of a successor plan;

(B) an Adopting Employer has a sale or other disposition to an unrelated corporation of substantially all of the assets used by the Adopting Employer in a trade or business of the Adopting Employer with respect to an Employee who continues employment with the corporation acquiring such assets; or

(C) an Adopting Employer has a sale or other disposition to an unrelated entity of the Adopting Employer's interest in a subsidiary with respect to an Employee who continues employment with such subsidiary.

     (2) For purposes of this section, the term "elective contributions" means employer contributions made to the Plan that were subject to a cash or deferred election under a cash or deferred arrangement.

      (3) Elective contributions are distributable under subsections
(c)(1)(B) and (C) above only if the Adopting Employers continue to maintain the Plan after the disposition.

                                  ARTICLE XIII
                             Additional Provisions

          13.1 Effect of Merger, Consolidation or Transfer. In the event of any merger or consolidation with or transfer of assets or liabilities to any other plan or to this Plan, each Participant of the Plan shall be entitled to a benefit immediately after the merger, consolidation or transfer, which is equal to or greater than the benefit he or she would have been entitled to receive immediately before the merger, consolidation or transfer (if the Plan had been terminated).

          13.2 Necessity of Initial Qualification. This Plan is established with the intent that it shall qualify under sections 401(a) and 401(k) of the Code as those sections exist at the time the Plan is established. If the Internal Revenue Service determines that the Plan initially fails to meet those requirements, then within thirty (30) days after the date of such determination, all of the assets of the Trust Fund held for the benefit of Participants and their Beneficiaries shall be distributed equitably among the contributors to the Plan in proportion to their contributions, and the Plan shall be considered to be rescinded and of no force or effect, unless such inadequacy is removed by a retroactive amendment pursuant to the Code. Any nonvested Matching Contributions and earnings attributable thereto shall be returned to the Adopting Employers.

        13.3    No Assignment.

          (a) Except as provided herein, the right of any Participant or Beneficiary to any benefit or to any payment hereunder shall not be subject to alienation, assignment, garnishment, attachment, execution or levy of any kind.

          (b) Subsection (a) shall not apply to any payment or transfer permitted by the Internal Revenue Service pursuant to regulations issued under section 401(a)(13) of the Code.

          (c) Subsection (a) shall not apply to any payment or transfer pursuant to a Qualified Domestic Relations Order.

          (d) Subsection (a) shall not apply to any payment or transfer to the Trust in accordance with section 401(a)(13)(C) of the Code to satisfy the Participant's liabilities to the Plan or Trust in any one or more of the following circumstances:

(1) the Participant is convicted of a crime involving the Plan;

(2) a civil judgment (or consent order or decree) in an action is brought against the Participant in connection with an ERISA fiduciary violation; or

(3) the Participant enters into a settlement agreement with the Department of Labor or the Pension Benefit Guaranty Corporation over an ERISA fiduciary violation.

          13.4 Limitation of Rights of Employees. This Plan is strictly a voluntary undertaking on the part of the Adopting Employers and shall not be deemed to constitute a contract between any of the Adopting Employers and any Employee, or to be a consideration for, or an inducement to, or a condition of the employment of any Employee. Nothing contained in the Plan shall be deemed to give any Employee the right to be retained in the service of any of the Adopting Employers or shall interfere with the right of any of the Adopting Employers to discharge or otherwise terminate the employment of any Employee of an Adopting Employer at any time. No Employee shall be entitled to any right or claim hereunder except to the extent such right is specifically fixed under the terms of the Plan.

          13.5 Construction. The provisions of this Plan shall be interpreted and construed in accordance with the requirements of the Code and ERISA. Any amendment or restatement of the Plan or Trust that would otherwise violate the requirements of section 411(d)(6) of the Code or otherwise cause the Plan or Trust to cease to be qualified under section 401(a) of the Code shall be deemed to be invalid. Capitalized terms shall have meanings as defined herein. Singular nouns shall be read as plural, masculine pronouns shall be read as feminine and vice versa, as appropriate. References to "section" or "ARTICLE" shall be read as references to appropriate provisions of this Plan, unless otherwise indicated.

          13.6 Company Determinations. Any determinations, actions or decisions of the Company (including but not limited to, Plan amendments and Plan termination) shall be made by its Board of Directors in accordance with its established procedures or by such other individuals, groups or organizations that have been properly delegated by the Board of Directors to make such determination or decision.

          13.7 Governing Law. This Plan shall be governed by, construed and administered in accordance with ERISA and any other applicable federal law; provided, however, that to the extent not preempted by federal law, this Plan shall be governed by, construed and administered under the laws of the Commonwealth of Massachusetts, other than its laws respecting choice of law.

                                  ARTICLE XIV
                                  Definitions

        The following terms have the meaning specified below unless the context indicates otherwise:

          14.1 Account. The entire interest of a Participant in the Trust Fund. A Participant's Account shall consist of an Elective Deferral Account, an Employee After-Tax Contribution Account, a Matching Contribution Account and, where applicable, a Rollover Contribution Account and a Qualified Nonelective Contribution Account.

          14.2 Administrator. The person, persons, corporation, committee, group or organization designated to be the Administrator of the Plan and to perform the duties of the Administrator. Until and unless otherwise designated, the Administrator shall be the Company.

          14.3 Adopting Employers. Any corporation that elects through an authorized officer to participate in the Plan on account of its Employees, provided that participation in the Plan by such corporation is approved by the Board of Directors, or an officer to whom authority to approve participation by a corporation is delegated by the Board of Directors, but shall not include any division, operation or similar cohesive group of the adopting corporation excluded by the Board of Directors. The Adopting Employers shall be listed in Exhibit A attached to this Plan.

          14.4 Affiliate. A trade or business that, together with an Adopting Employer is a member of (i) a controlled group of corporations within the meaning of section 414(b) of the Code; (ii) a group of trades or businesses (whether or not incorporated) under common control as defined in section 414(c) of the Code, or (iii) an affiliated service group as defined in section 414(m) of the Code, or which is an entity otherwise required to be aggregated with the Adopting Employer pursuant to section 414(o) of the Code. For purposes of
ARTICLE VIII, the determination of controlled groups of corporations and trades or businesses under common control shall be made after taking into account the modification required under section 415(h) of the Code. All such entities, whether or not incorporated, shall be treated as a single employer to the extent required by the Code.

          14.5 Authorized Leave of Absence. An absence approved by the Adopting Employers on a uniform and nondiscriminatory basis not exceeding one (1) year for any of the following reasons: illness of an Employee or a relative, the death of a relative, education of the Employee, or personal or family business of an extraordinary nature, provided in each case that the Employee returns to the service of the Adopting Employers within the time period specified by the Adopting Employers.

          14.6 Beneficiary. The person or persons (including a trust or trusts) who are entitled to receive benefits from a deceased Participant's Account after such Participant's death (whether or not such person or persons are expressly so designated by the Participant). If a married Participant designates a Beneficiary other than his or her spouse, said designation shall not take effect unless the spouse consents in writing to such designation and said spousal consent acknowledges the effect of said designation and is witnessed by a representative of the Plan or a notary public. Said spousal consent shall be effective only with respect to the spouse granting such consent, and shall not be required if the Participant can establish that there is no spouse, that the spouse cannot be located, or that other conditions exist as may be prescribed by regulations issued by the Secretary of the Treasury. If there is no Beneficiary designated by the Participant or surviving at the death of the Participant, payment of his or her Account shall be made in accordance with section 6.7. Subject to the foregoing, a Participant may designate a new Beneficiary at any time by filing with the Administrator a written request for such change on a form prescribed by the Administrator. Such change shall become effective only upon receipt of the form by the Administrator, but upon such receipt of the change shall relate back to and take effect as of the date the Participant signed such request, whether or not the Participant is living at the time of such receipt, provided, however, that neither the Trustee nor the Administrator shall be liable by reason of any payment of the Participant's Account made before receipt of such form. If a Beneficiary entitled to payment was the spouse or former spouse of the deceased Participant and payment will otherwise be made in an Eligible Rollover Distribution, then such spouse or former spouse may elect that all, or any portion of, such payment shall instead be transferred as a Direct Rollover. Such Direct Rollover shall be governed by the requirements of section 6.12.

        14.7 Board of Directors.  The Board of Directors of Raytheon Company.

        14.8 Business Day. Days on which the Recordkeeper is able to make transfers.

        14.9 Code. The Internal Revenue Code of 1986, as amended.

        14.10   Common Stock.  Raytheon Company Class B common stock.

        14.11   Company.  Raytheon Company.

        14.12   Compensation.

          (a) The aggregate amount paid by the Employer to a Participant as regular base salary, including amounts authorized by the Participant to be deferred from his Compensation and contributed by the Employer under section 3.3, as well as amounts paid as commissions, military pay differential, and under the Hughes Annual Incentive Plan, the Hughes Salary Adjustment Plan, the Hughes Supplemental Compensation Plan, awards under the Hughes Subsidiary Incentive Plan not in excess of the target award (or any successor plans of the foregoing), but without inclusion of any overtime compensation, shift differentials, foreign service premiums (including mobility allowances), per diem, royalties, payments in lieu of vacation, benefits from the Hughes Transition Pay Plan, the Hughes Supplemental Employee Retirement Plan, the Hughes Long-Term Performance Plan, and amounts deferred by a Participant to the flexible spending account in an Employer cafeteria plan under section 125 of the Code, or other payments of like nature, subject to the following:

          (b) The Compensation of each Participant for any year shall be deemed to not exceed one hundred fifty thousand dollars ($150,000); provided, however, that this limit shall be adjusted in the same manner and at the same time as under section 415(d) of the Code, in accordance with regulations under section 401(a)(17) of the Code. Compensation for Highly-Compensated Employees shall be determined in accordance with the provisions of section 14.28.

          (c) Unless otherwise indicated herein, Compensation shall be determined only on the basis of amounts paid during the Plan Year, including any Plan Year with a duration of fewer than twelve (12) months.

          (d) The Compensation of a person who becomes a Participant during the Plan Year shall only include amounts paid after the date on which such person was admitted as a Participant.

          14.13 Current Market Value. The closing price of the Common Stock on the New York Stock Exchange on the Business Day immediately preceding the Business Day on which the Common Stock is allocated to the Participants' Accounts in accordance with the terms of the Plan.

          14.14 Disability. Any medically determinable physical disorder that renders a Participant incapable of engaging in any occupation for compensation or profit. The determination of Disability shall be made by the Administrator with the aid of competent medical advice. It shall be based on such evidence as the Administrator deems necessary to establish Disability or the continuation thereof.

          14.15   Effective Date.  December 18, 1997.

          14.16 Elective Deferral. A voluntary reduction of a Participant's Compensation in accordance with section 3.3 hereof that qualifies for treatment under section 402(e)(3) of the Code. A Participant's election to make Elective Deferrals may be made only with respect to an amount that the Participant could otherwise elect to receive in cash and that is not currently available to the Participant.

          14.17 Elective Deferral Account. That portion of a Participant's Account which is attributable to Elective Deferrals, adjustments for withdrawals and distributions, and the earnings and losses attributable thereto.

          14.18 Eligible Employee. A person who is a salaried Employee of an Adopting Employer who:

          (a) is a United States citizen or resident;

          (b) is not employed in a position or classification within a bargaining unit which is covered by a collective bargaining agreement with respect to which retirement benefits were the subject of good faith bargaining (unless such agreement provides for coverage hereunder of employees of such unit);

          (c) is not assigned on the books and records of the Employer to any division, operation or similar cohesive group of an Adopting Employer that is excluded from participation in the Plan by the Board of Directors;

          (d) in the case of an Employee of the Company, is assigned on the books and records of the Company to the HE Holdings payroll (all other Employees of the Company are not eligible to participate in this Plan); and

          (e) is not a Leased Employee or any other person who performs services for an Adopting Employer other than as an Employee.

          14.19 Employee. Except to the extent otherwise provided herein, any person employed by an Employer who is expressly so designated as an Employee on the books and records of the Employer and who is treated as such by the Employer for federal employment tax purposes. Any person who, after the close of a Plan Year, is retroactively treated by the Employer or any other party as an Employee for such prior Plan Year shall not, for purposes of the Plan, be considered an Employee for such prior Plan Year unless expressly so treated as such by the Employer.

          14.20 Employee After-Tax Contributions. Voluntary contributions made by Participants on an after-tax basis in accordance with section 3.4 of the Plan.

          14.21 Employee After-Tax Contribution Account. That portion of a Participant's Account which is attributable to Employee After-Tax Contributions, adjustments for withdrawals and distributions, and the earnings and losses attributable thereto.

          14.22 Employer. An Adopting Employer and any Affiliate thereof (whether or not such Affiliate has elected to participate in the Plan).

          14.23 Employment Commencement Date. The date on which an individual first performs an Hour of Service with the Employer.

          14.24 ERISA. The Employee Retirement Income Security Act of 1974, as amended.

          14.25 Fiduciary. Any person who exercises any discretionary authority or discretionary control over the management of the Plan, or exercises any authority or control respecting management or disposition of Plan assets; who renders investment advice for a fee or other compensation, direct or indirect, as to assets held under the Plan, or has any authority or discretionary responsibility in the administration of the Plan. This definition shall be interpreted in accordance with section 3(21) of ERISA.

          14.26 Highly Compensated Employee

(a)     Any Employee who:

          (1) is a five percent (5%) owner at any time during the Plan Year or the preceding Plan Year; or

          (2) for the preceding Plan Year:

(A) received Compensation in excess of the amount specified in section 414(q)(1)(B)(i) of the Code; and

(B) if the Adopting Employers so elect, in accordance with section 414(q)(1)(B)(ii) of the Code, was a member of the Top-Paid Group for such preceding Plan Year.

(b) A former Employee will be treated as a Highly Compensated Employee if the former Employee was a Highly Compensated Employee at the time of his or her separation from service or the former Employee was a Highly Compensated Employee at any time after attaining age fifty-five (55).

(c) The term "Top-Paid Group" for any year includes Employees in the group of Employees specified in section 414(q)(5) of the Code, which consists of the top twenty percent (20%) of Employees when ranked on the basis of Compensation paid during such year.

(d) In determining the number of Employees in the Top-Paid Group taken into account under subsection (c) of this section, nonresident aliens with no earned income from the Adopting Employers that constitutes income from sources within the United States shall not be treated as Employees and (unless the Adopting Employers elect otherwise) the following Employees shall be excluded:

          (1) Employees with fewer than six (6) months of service;

          (2) Employees who normally work fewer than seventeen and one-half (171/2) hours per week;

          (3) Employees who normally work during not more than six (6) months during the year;

          (4) Employees who have not attained age twenty-one (21); and

          (5) (except to the extent permitted by regulation) Employees who are included in a unit of Employees covered by a collective bargaining agreement with one of the Adopting Employers.

(e) The dollar amounts incorporated under subsection (a)(2)(A) shall be adjusted as provided in section 414(q)(1) of the Code.

(f) For purposes of this section, the term "Compensation" means compensation as defined under section 414(q)(4) of the Code.

(g) This section shall be interpreted in a manner consistent with section 414(q) of the Code and the regulations thereunder and shall be interpreted to permit any elections permitted by such regulations to be made.

        14.27   Hour of Service.

          (a) Any hour for which any person is directly or indirectly paid (or entitled to payment) by the Employer for the performance of duties as an Employee, as determined from the appropriate records of the Employer.

(b) In computing Hours of Service, a person shall also be credited with Hours of Service based on the person's previous customary service with the Employer (not exceeding either eight (8) hours per day or forty (40) hours per week), for the following periods:

          (1) periods (limited to a maximum of five hundred one (501) hours for any single, continuous period) for which the person is directly or indirectly paid for reasons other than the performance of duties, such as vacation, holiday, sickness, disability, layoff, jury duty or military duty;

          (2) periods for which any federal law requires that credit for service be given; and

          (3) periods for which back pay (irrespective of mitigation of damages) is either awarded or agreed to by the Employer.

(c) Hours of Service shall also include each hour for which an Employee is entitled to credit under subsection (a) as a result of employment with:

          (1) a predecessor company substantially all the assets of which have been acquired by the Company, provided that where only a portion of the operations of a company has been acquired, only service with said acquired portion prior to the acquisition will be included and that the Employee was employed by said predecessor company at the time of acquisition; or

          (2) a division, operation or similar cohesive group of the Employer excluded from participation in the Plan.

(d) The provisions of subsection (b) shall be further limited to prevent duplication by only permitting a person to receive credit for one (1) Hour of Service for any given hour.

(e) Hours of Service shall be computed and credited in accordance with the Department of Labor regulations under section 2530.200b.

          14.28 Layoff. An involuntary interruption of service due to reduction of work force with or without the possibility of recall to employment when conditions warrant.

          14.29 Leased Employee. Any person (other than an Employee) who, pursuant to an agreement between the Employer and any other person, has performed services for the Employer (or any related person as provided in section 414(n)(6) of the Code) on a substantially full-time basis for a period of at least one (1) year and such services are performed under primary direction or control of the Employer. Leased Employees are not eligible to participate in the Plan.

          14.30 Matching Contribution. Contribution made to the Trust in accordance with section 3.1 hereof.

          14.31 Matching Contribution Account. That portion of Participant's Account which is attributable to Matching Contributions by the Adopting Employers, adjustments for withdrawals and distributions, and the earnings and losses attributable thereto.

          14.32 Net Annual Profits. The current earnings of the Adopting Employers for the Plan Year determined in accordance with generally accepted accounting principles before federal and local income taxes and before contributions to this Plan or any other qualified plan.

          14.33 Net Profits. The accumulated earnings of the Adopting Employers at the end of the Plan Year determined in accordance with generally accepted accounting principles. For the purposes hereof "accumulated earnings at the end of the Plan Year" shall include Net Annual Profits for such Plan Year calculated before any deduction is taken for depreciation, if any.

          14.34 Nonforfeitable. An unconditional right to an Account balance or portion thereof determined as of the applicable date of determination under this Plan.

          14.35 Non-Highly Compensated Work Force. The aggregate number of individuals (other than Highly Compensated Employees) who are:

(a) Employees of the Employer (other than Leased Employees) who have performed services for the Employer on a substantially full-time basis for a period of at least one (1) year; and

(b) Leased Employees.

          14.36 Normal Retirement Age. The Participant's sixty-fifth (65th) birthday.

          14.37 Participant. An individual who is enrolled in the Plan pursuant to ARTICLE II and has not received a distribution of all of the funds credited to his or her Account (or had such funds fully forfeited). In the case of an Eligible Employee who makes a Rollover Contribution to the Plan under section 3.7(a)(6) prior to enrollment under ARTICLE II, such Eligible Employee shall, until he or she enrolls under ARTICLE II, be considered a Participant for the limited purposes of maintaining and receiving his or her Rollover Contribution Account under the terms of the Plan.

        14.38 Pay Period.  A scheduled period for payment of wages or salaries.

          14.39 Period of Participation. That portion of a Period of Service during which the Eligible Employee was a Participant, and had an Elective Deferral Account in the Plan. For the purpose of determining a Period of Participation, former employees of Hughes Electronics Corporation and its subsidiaries who were participants in the Hughes Salaried Employees' Thrift and Savings Plan immediately before the Effective Date or the date transferred to an Adopting Employer from General Motors Corporation or one of its affiliates (other than a joint venture that has adopted the Plan) after the Effective Date and before December 1, 1998, and who become Participants as of the Effective Date or the date of transfer, as applicable, shall be credited with their participation in such plan.

          14.40 Period of Service. The period of time beginning on the Employee's Employment Commencement Date or Reemployment Commencement Date, whichever is applicable, and ending on the Employee's Severance from Service Date. For the purpose of determining a Period of Service, former employees of Hughes Electronics Corporation and its subsidiaries who were participants in the Hughes Salaried Employees' Thrift and Savings Plan immediately before the Effective Date or the date transferred to an Adopting Employer from General Motors Corporation or one of its affiliates (other than a joint venture that has adopted this Plan) after the Effective Date and before December 1, 1998, and who become Participants as of the Effective Date or the date of transfer, as applicable, shall be credited with their years of service credited under such plan.

          14.41 Period of Severance. The period of time beginning on the Employee's Severance from Service Date and ending on the Employee's Reemployment Commencement Date.

          14.42 Plan. The Raytheon Salaried Savings and Investment Plan (10011) as amended from time to time.

          14.43 Plan Year. The first Plan Year shall begin on the Effective Date and end December 31, 1997. Thereafter, the Plan Year shall be the annual twelve-
(12) month period beginning on January 1 of each year and ending on December 31 of each year.

          14.44 Qualified Military Service. Any period of duty on a voluntary or involuntary basis in the United States Armed Forces, the Army National Guard and the Air National Guard when engaged in active duty for training, inactive duty for training or full-time National Guard duty, the commissioned corps of the Public Health Service and any other category of persons designated by the President of the United States in time of war or emergency. Such periods of duty shall include active duty, active duty for training, initial active duty for training, inactive duty training, full-time National Guard duty and absence from employment for an examination to determine fitness for such duty.

          14.45 Qualified Nonelective Contributions. Any contribution by the Adopting Employers to the Trust pursuant to section 3.2. Qualified Nonelective Contributions are one hundred percent (100%) vested when made and are distributable as provided herein, but in no event before the earlier of:

(a) the Participant's Severance from Service, death or Disability;

(b) the Participant's attainment of age fifty-nine and one-half (591/2);

(c) the termination of the Plan without establishment or maintenance of another defined contribution plan (other than an employee stock ownership plan);

(d) the disposition of substantially all of the assets used by the Adopting Employers in a trade or business of the Adopting Employers but only with respect to an Employee who continues employment with the entity acquiring such assets; or

(e) the disposition of the Adopting Employers' interest in a subsidiary, but only with respect to an Employee who continues employment with such subsidiary.

          14.46 Qualified Nonelective Contribution Account. That portion of a Participant's Account which is attributable to Qualified Nonelective Contributions received pursuant to section 3.2, adjusted for withdrawals and distributions, and the earnings and losses attributable thereto.

          14.47 Recordkeeper. The organization designated by the Administrator to be the recordkeeper for the Plan. Until and unless otherwise designated, the Recordkeeper shall be Fidelity Investments.

          14.48 Reemployment Commencement Date. The first date on which the Employee performs an Hour of Service following a Period of Severance which is excluded under section 5.3 in determining whether a Participant has a Nonforfeitable right to his or her Matching Contribution Account.

          14.49 Retirement. A Severance from Service when the Participant has either attained age 55 and completed a Period of Service of at least ten (10) years or has attained Normal Retirement Age.

          14.50 Rollover Contributions. A transfer that qualifies under either section 402(c) or 403(a)(4) of the Code.

          14.51 Rollover Contribution Account. That portion of a Participant's Account which is attributable to Rollover Contributions received pursuant to section 3.7, adjustments for withdrawals and distributions, and the earnings and losses attributable thereto.

          14.52 Severance from Service. The termination of employment by reason of quit, Retirement, discharge, death or failure to return from Layoff, Authorized Leave of Absence, Qualified Military Service or Disability.

          14.53 Severance from Service Date. The earliest of:

(a) the date on which an Employee resigns, retires, is discharged, or dies; or

(b) except as provided in paragraphs (c), (d), (e) and (f) hereof, the first anniversary of the first date of a period during which an Employee is absent for any reason other than resignation, retirement, discharge or death, provided that, on an equitable and uniform basis, the Administrator may determine that, in the case of a Layoff as the result of a permanent plant closing, the Administrator may designate the date of Layoff or other appropriate date prior to the first anniversary of first date of absence as the Severance from Service Date; or

(c) in the case of a Qualified Military Service leave of absence from which the Employee does not return prior to expiration of recall rights, Severance from Service Date means the first day of absence because of the leave; or

(d) in the case of an absence due to Disability, Severance from Service Date means the earlier of the first anniversary of the first day of absence because of the Disability or the date of termination of the Disability; or

(e) in the case of an Employee who is discharged or resigns (i) by reason of the pregnancy of the Employee, (ii) by reason of the birth of a child to the Employee, (iii) by reason of the placement of a child with the Employee in connection with the adoption of such child by the Employee or (iv) for purposes of caring for such child for a period beginning immediately following such birth or placement, "Severance from Service Date, for the sole purpose of determining the length of a Perio Service, shall mean the first anniversary of the resignation or discharge; or

(f) in the case of an Employee who is absent from service beyond the first anniversary of the first day of absence (i) by reason of the pregnancy of the Employee, (ii) by reason of the birth of a child to the Employee, (iii) by reason of the placement of a child with the Employee in connection with the adoption of such child by the Employee or (iv) for purposes of caring for such child for a period beginning immediately following such birth or placement, the Severance from Service Date shall be the second anniversary of the first day of such absence. The period between the first and second anniversaries of the first day of absence is neither a Period of Service nor a Period of Severance.

          14.54 Surviving Spouse. A lawful spouse surviving the Participant as of the date of the Participant's death.

          14.55 Trust. The Raytheon Company Master Trust for Defined Contribution Plans and any successor agreement made and entered into for the establishment of a trust fund of all contributions which may be made to the Trustee under the Plan.

          14.56 Trustee. The Trustee and any successor trustees under the Trust.

          14.57 Trust Fund. The cash, securities, and other property held by the Trustee for the purposes of the Plan.

          14.58 Valuation Date. The last day of each Plan Year. The Administrator may, in is sole discretion, establish additional Valuation Dates, up to and including daily valuations.

                                   Exhibit A


                  ADOPTING EMPLOYERS PARTICIPATING IN RAYTHEON
                  SALARIED SAVINGS AND INVESTMENT PLAN (10011)
                            As of December 18, 1997
                          (Unless Indicated Otherwise)

HE Holdings, Inc.
HE Microwave LLC
Hughes Aircraft Systems International
Hughes Defense Communications (formerly Magnavox Company)
Hughes International Corporation
Hughes Nadge Corporation
Hughes Systems Management International
Raytheon Company d/b/a Raytheon Systems Company **
Raytheon Data Systems
Raytheon Electronic Technologies, Inc.
Raytheon Information Systems Company
Raytheon Missile Systems Company
Raytheon Optical Systems, Inc.
Raytheon Training, Inc. (excludes Employees covered by the Service Contract Act) Raytheon Technical Services Company (limited to selected groups of Employees) Santa Barbara Research Center


          ** But only with respect to Employees who either (1) were covered as of December 17, 1997, by one or more defined contribution plans sponsored by Hughes Aircraft Company or an affiliate and have been Employees since December 18, 1997; or (2) have been hired by Raytheon Company on or after December 18, 1997, into a position in a business operated by Hughes Aircraft Company or an affiliate prior to that date.

                                   Exhibit B

                 Special Withdrawal and Distribution Provisions

          This Exhibit B describes special withdrawal and distribution provisions that apply with respect to certain assets transferred directly from other retirement plans to the Plan in accordance with section 3.7(b) of the Plan. Except as otherwise provided herein, the special withdrawal and distribution provisions apply only with respect to the assets, together with earnings thereon, transferred from the other plans (hereinafter referred to as the "Transferred Account Balances").

          As of December 18, 1997, this Exhibit B includes special withdrawal and distribution provisions applicable to the Transferred Account Balances from the following retirement plans:

A. Hughes Section 401(k) Savings Plan
B. Hughes STX Corporation 401(k) Retirement Plan
C. The 401(k) Plan for Employees of MESC Electronic Systems, Inc.
D. The 401(k) Plan for Bargaining Unit Employees of MESC Electronic
     Systems, Inc.


A. This paragraph A describes special withdrawal and distribution provisions applicable to Participants with Transferred Account Balances from the Hughes
Section 401(k) Savings Plan:

(1) Directed Transfer to Account Plan: Notwithstanding section 6.7(d) of the Plan, a Participant who meets all of the requirements listed below may elect in writing on a form provided by the Administrator for this purpose to have his Transferred Account Balance transferred to the Hughes Personal Retirement Account Plan ("Account Plan") and applied to the purchase of an immediate annuity, in accordance with the applicable annuity factors and other provisions of the Account Plan. The requirements that must be met are:

(a) the Participant has had a Severance from Service;

(b) the Participant, as of the Severance from Service Date, was a participant in the Account Plan;

(c) the Participant is entitled to an immediate distribution of his or her accrued benefits under the Account Plan in the form of an annuity or a lump sum;

(d) the Participant has irrevocably elected to receive his accrued benefit under the Account Plan in the form of an immediate annuity; and

(e) the Participant was not, immediately prior to such Severance from Service -

          (i) a union employee whose terms of employment were the subject of a collective bargaining agreement or the subject of negotiation by a labor union or other labor organization, or (ii) an employee of CAE Vanguard Inc. or CAE ScreenPlates, Inc. or any subsidiary thereof.

          (2) Special Distribution Rules for March 31, 1990 Account Balances:
This subsection applies to Participants who had an account in the Hughes Section 401(k) Savings Plan on March 31, 1990 (a "3/31/90 Member"). In addition, the special distribution rules available to 3/31/90 Members apply solely with respect to the value of such account on the March 31, 1990 valuation date under the plan (the "3/31/90 Balance").

(a) Additional Methods of Distribution: Notwithstanding section 6.7(d) of the Plan, a 3/31/90 Member shall have the following additional forms of distribution elections available with respect to his 3/31/90 Balance:

          (i) withdrawal in a single lump sum distribution of the amount credited to the Participant's 3/31/90 Balance attributable to voluntary after-tax contributions with or without the deferral of the receipt in a single lump sum distribution of the Participant's 3/31/90 Balance attributable to pre-tax contributions and rollover contributions to a date no later than the April first (1st) following the calendar year during which the Participant attains age seventy and one-half (70-1/2); or

          (ii) purchase of an annuity contract from a life insurance company under tables based on unisex mortality assumptions with all or any portion of the Participant's 3/31/90 Balance and taking a single lump sum distribution with respect to any portion of such 3/31/90 Balance not applied to the purchase of the annuity.

(b) Special Informational Requirement: Information showing the Participant the financial effects of the various distribution options available with respect to the 3/31/90 Balance shall be provided to the Participant at least ninety (90) days prior to the date the Participant becomes eligible for a benefit under the Plan.

(c) Special Annuity Contract Requirements: The following rules shall apply with respect to any 3/31/90 Member who elects the annuity contract option:

          (i) The annuity contract shall provide for periodic annuity payments for the life of the 3/31/90 Member and the continuation of fifty percent (50%) of the amount of the periodic annuity payments the 3/31/90 Member was receiving (or was entitled to receive at his date of death) to the 3/31/90 Member's spouse on the date the annuity payments to the 3/31/90 Member commenced (or, if earlier, on the date of the 3/31/90 Member's death). The 3/31/90 Member may revoke such election and elect any other form of benefit; provided, however, that the 3/31/90 Member may not re-elect the forms of distribution specified above for a reasonable period of time before the purchase of the annuity contract, as determined by the Administrator. Such annuity contract may not contain an "interest only option" form of distribution. The revocation of an election to have benefits paid in the form of an annuity must be made in the form and manner prescribed by the Administrator and after the Participant shall have been furnished with a written explanation of (A) the terms and conditions of the annuity benefit, (B) the Participant's right to revoke an election of an annuity benefit, (C) the general financial effect of such an election to revoke,
(D) the requirement that the consent of the Participant's spouse, if any, is required to make a revocation and (E) the rights of the Participant's spouse, if any. A Participant's election to revoke the annuity benefit shall be effective only if it is accompanied by the written notarized consent of the Participant's spouse, if any, and shall specify the other form of benefit and identify the beneficiary, if any, and shall acknowledge the effect of the election.

          (ii) The annuity contract must provide that benefits will commence no later than the April first (1st) following the calendar year during which the Participant attains age seventy and one-half (70-1/2) and, if the spouse of the 3/31/90 Member is not the Participant's Beneficiary, payments under any periodic payment option offered under the annuity contract to such 3/31/90 Member and his Beneficiary must be completed during a period not exceeding the life expectancy of the 3/31/90 Member, or the joint life expectancy of such Participant and his Beneficiary or, if the Beneficiary is not treated as a natural person, five (5) years. The forms of distribution offered under the annuity contract must otherwise satisfy the minimum distribution requirements under the Code.

          (iii) An annuity contract that does not provide for immediate payment of benefits must provide for all other forms of distribution then available to the 3/31/90 Member under the Plan at all times prior to the commencement of benefit payments under such contract.

          (iv) The annuity contract option shall be available to any 3/31/90 Member with respect to any portion of his 3/31/90 Balance that he has elected to defer.

          (v) Any 3/31/90 Member who elects the annuity contract option shall have the annuity contract distributed to him in lieu of cash or other property for the portion of his 3/31/90 Balance that was applied to the purchase of the annuity contract.

(3) Defer Distributions to Age 70-1/2: Notwithstanding sections 6.7(c) and 6.9(b) of the Plan, if the vested amount in a Participant's Account (including the Transferred Account Balance) exceeds or ever exceeded three thousand five hundred dollars ($3,500), then payment to the Participant of his or her Transferred Account Balance shall not commence before such Participant has attained age seventy and one-half (70-1/2), unless the Participant requests an earlier distribution. Such request must be made not more than ninety (90) days before the commencement of the distribution.

(4) In-Service Distributions of Matching Contributions After Age 70-1/2:
Notwithstanding section 6.1 of the Plan, with respect to Participants who attain age seventy and one-half (70-1/2) prior to January 1, 1999, such Participants may withdraw, after attaining age seventy and one-half and subject to a minimum withdrawal amount of two hundred fifty dollars ($250), all or a part of the Participants' Transferred Account Balances attributable to Matching Contributions, regardless of whether the Participants have completed a Period of Participation of five (5) years.

          B. This paragraph B describes special withdrawal and distribution provisions applicable to Participants with Transferred Account Balances from the Hughes STX Corporation 401(k) Retirement Plan:

(1) Five (5)-Year Installment Distribution Option: Notwithstanding section 6.7(d) of the Plan, Participants can elect to receive their Transferred Account Balances in accordance with one of the following distribution options:

          (a) Payment in a single sum; or

          (b) Payment in substantially equal annual installments over a period not to exceed five (5) years.

(2) In-Service Distributions of Matching Contributions After Age 70-1/2:
Notwithstanding section 6.1 of the Plan, with respect to Participants who attain age seventy and one-half (70-1/2) prior to January 1, 1999, such Participants may withdraw, after attaining age seventy and one-half and subject to a minimum withdrawal amount of two hundred fifty dollars ($250), all or a part of the Participants' Transferred Account Balances attributable to Matching Contributions, regardless of whether the Participants have completed a Period of Participation of five (5) years.


          C. This paragraph C describes special withdrawal and distribution provisions applicable to Participants with Transferred Account Balances from The 401(k) Plan for Employees of MESC Electronic Systems, Inc. or The 401(k) Plan for Bargaining Unit Employees of MESC Electronic Systems, Inc.:

(1) Special Distribution Provisions for Philips Participants: This paragraph describes special withdrawal and recordkeeping requirements applicable to Participants whose Transferred Account Balances include assets transferred from the North American Philips Corporation Employee Savings Plan effective as of October 23, 1993 (hereinafter referred to as "Philips Participants" and "Philips Assets").

          (a) Notwithstanding section 6.1 of the Plan to the contrary, with respect to Matching Contributions attributable to Philips Assets, Philips Participants may withdraw, subject to a minimum withdrawal amount of two hundred fifty dollars ($250), all or a portion of such Matching Contributions, regardless of whether the Participants have completed a Period of Participation of five (5) years.

          (b) The portion of a Philips Participant's Transferred Account Balance attributable to after-tax contributions under the Philips Plan shall be maintained in two separate sub-accounts under the Plan - (i) one sub-account for after-tax contributions made prior to January 1, 1987, together with earnings thereon, and (ii) a second sub-account for after-tax contributions made after December 31, 1986, together with earnings thereon.

(2) Defer Distributions to Age 70-1/2: Notwithstanding sections 6.7(c) and 6.9(b) of the Plan, if the vested amount in a Participant's Account (including the Transferred Account Balance) exceeds or ever exceeded three thousand five hundred dollars ($3,500), then payment to the Participant of his or her Transferred Account Balance shall not commence before such Participant has attained age seventy and one-half (70-1/2), unless the Participant requests an earlier distribution. Such request must be made not more than ninety (90) days before the commencement of the distribution.

(3) In-Service Distributions of Matching Contributions After Age 70-1/2:
Notwithstanding section 6.1 of the Plan, with respect to Participants who attain age seventy and one-half (70-1/2) prior to January 1, 1999, such Participants may withdraw, after attaining age seventy and one-half and subject to a minimum withdrawal amount of two hundred fifty dollars ($250), all or a part of the Participants' Transferred Account Balances attributable to Matching Contributions, regardless of whether the Participants have completed a Period of Participation of five (5) years.